UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Cboe Global Markets, Inc.
(Name of Registrant as Specified In Its Charter)

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2023

Notice of Annual Meeting of Stockholders

and Proxy Statement

March 31, 2023

Dear Cboe Stockholder:

We cordially invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Cboe Global Markets, Inc. to be held on Thursday, May 11, 2023, at 8:00 a.m., Central time.

The Annual Meeting will be a completely virtual meeting of stockholders and there will be no physical meeting location. You will be able to attend the Annual Meeting, vote your shares and submit questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CBOE2023 and entering the 16-digit control number included in your proxy materials or on your proxy card. The live audio webcast of the Annual Meeting will also be available for listening to the general public.

At the Annual Meeting, you will be asked to do the following:

      elect 12 directors to the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified;

      approve, in a non-binding resolution, the compensation paid to our executive officers;

      approve, in a non-binding resolution, the frequency that we will hold a non-binding vote on the compensation paid to our executive officers;

      ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year; and

      transact any other business that may properly come before the meeting and any adjournments and postponements of the meeting.

Enclosed with this letter are a formal notice of the Annual Meeting, a proxy statement, and a form of proxy.

Please carefully review the form of proxy that you receive to confirm that it reflects all of your shares of our stock. If you hold stock in different accounts, you may need to complete multiple proxy cards to vote all of your shares.

Whether or not you plan to attend the Annual Meeting via live audio webcast, it is important that your shares be represented and voted. Please submit your proxy by Internet or telephone, or complete, sign, date and return the enclosed proxy using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope that you will participate in the Annual Meeting, either via live audio webcast or by proxy.

Sincerely,

Edward T. Tilly
Chairman and Chief Executive Officer

Cboe Global Markets, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Cboe Global Markets, Inc. will be held on Thursday, May 11, 2023, at 8:00 a.m., Central time.

The Annual Meeting will be a completely virtual meeting of stockholders. You will be able to attend the Annual Meeting, vote your shares and submit questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CBOE2023 and entering the 16-digit control number included in your proxy materials or on your proxy card. Online check-in to the Annual Meeting live audio webcast will begin at 7:45 a.m., Central time, and you are encouraged to allow ample time to log in to the meeting webcast and test your computer audio system. There will be no physical meeting location.

The purpose of the Annual meeting is to:

1.	Consider and act upon a proposal to elect 12 directors named in the proxy statement to the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified;
2.	Consider and act upon a non-binding resolution to approve the compensation paid to our executive officers;
3.	Consider and act upon a non-binding resolution to approve the frequency that we will hold a non-binding vote on the compensation paid to our executive officers;
4.	Consider and act upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year; and
5.	Transact any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

You are entitled to vote online during the Annual Meeting and any adjournments or postponements of the meeting if you were a stockholder of record at the close of business on March 16, 2023. A list of stockholders of record will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal executive offices at 433 West Van Buren Street, Chicago, Illinois, 60607.

Your vote is important. Whether or not you plan to attend, please vote as soon as possible. For additional details, please see the information under “How do I vote?” in the proxy statement.

Internet	Internet	Telephone	Mail
Before the Meeting	During the Meeting
Go to www.proxyvote.com	Go to www.virtualshareholdermeeting.com/CBOE2023	Call toll free 1-800-690-6903	Complete, sign, date and return the enclosed proxy using the enclosed postage-paid envelope

By Order of the Board of Directors,

Patrick Sexton
March 31, 2023		Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2023:

Notice of Annual Meeting and Proxy Statement are on our Investor Relations website at http://ir.Cboe.com.

We are furnishing this Proxy Statement to you in connection with a solicitation of proxies by the Board of Directors of Cboe Global Markets, Inc., a Delaware corporation, for use at the Cboe Global Markets, Inc. 2023 Annual Meeting of Stockholders on Thursday, May 11, 2023 at 8:00 a.m., Central time, and at any adjournments or postponements thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders is March 31, 2023.

Except as otherwise indicated, the terms “the Company,” “Cboe Global Markets,” “we,” “us” and “our” refer to Cboe Global Markets, Inc. When we use the term “Cboe Options” or “C1” we are referring to Cboe Exchange, Inc., a wholly owned subsidiary and predecessor entity of Cboe Global Markets. On February 28, 2017, we closed our acquisition of Bats Global Markets, Inc. (“Bats”). In 2020, we purchased Hanweck Associates, LLC and the assets of FT Providers, LLC, which are providers of risk analytics market data, the assets of Trade Alert, LLC, a real-time alerts and order flow analysis service provider, Cboe Clear Europe N.V. (formerly European Central Counterparty N.V.) (“Cboe Clear Europe”), an operator of a European clearinghouse, and TriAct Canada Marketplace LP (“MATCHNow”), an operator of an equities alternative trading system (“ATS”) in Canada. At the end of 2020, we also purchased BIDS Trading, L.P. (“BIDS Trading”), a registered broker-dealer and operator of the BIDS ATS in the U.S., which is not a registered national securities exchange or a facility thereof. In 2021, we acquired Chi-X Holdings Limited (“Chi-X Asia Pacific”), a holding company of Cboe Japan and Cboe Australia, which are alternative market operators and providers of innovative market solutions. In 2022, we acquired (i) Cboe Digital Intermediate Holdings, LLC (formerly Eris Digital Holdings, LLC) (“Cboe Digital”), an operator of a U.S. based digital asset spot market, a regulated futures exchange, and a regulated clearinghouse, and (ii) Aequitas Innovations, Inc. (“NEO Exchange”), a fintech organization that is comprised of a fully registered Canadian securities exchange.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement for the Cboe Global Markets, Inc. 2023 Annual Meeting of Stockholders (the “Annual Meeting”). It does not contain all of the information that you should consider in voting your shares of our common stock. Before voting, you should carefully read this entire Proxy Statement, as well as our 2022 Annual Report to Stockholders included in this mailing, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2022.

Annual Meeting Date:	May 11, 2023
Annual Meeting Time:	8:00 a.m. (Central time)
Virtual Meeting Website Address:	www.virtualshareholdermeeting.com/CBOE2023
Record Date:	March 16, 2023

Stockholder Actions and Board of Directors Voting Recommendations

Proposal	Board Voting Recommendation	Page Reference
1 - Elect 12 directors to the Board of Directors	FOR	5
2 - Approve, in a non-binding resolution, the compensation paid to our executive officers	FOR	33
3 - Approve, in a non-binding resolution, the frequency that we will hold a non-binding vote on the compensation paid to our executive officers	FOR EVERY 1 YEAR	35
4 - Ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2023 fiscal year	FOR	90

Business Highlights

      Launched new products and added new indices

      Increased utilization of the cloud for operations and data offerings

      Acquired Cboe Digital, formerly known as Eris Digital Holdings, LLC, allowing entry into digital asset spot and derivatives marketplaces

      Acquired NEO Exchange, helping to grow in Canada

      Grew market share and sales

      Continued integrations and technology migrations of prior acquisitions

      Awarded five full-ride college scholarships through Cboe Empowers, a community engagement program

      For more highlights, see “Executive Compensation—Compensation Discussion and Analysis”

Cboe Global Markets 2023 Proxy Statement	1

Returns to Stockholders

Cboe Global Markets and its Board of Directors (“Board”) have demonstrated an ongoing commitment to creating long-term stockholder value and produced the following notable returns to stockholders in 2022.

Total Stockholder Return[1]

1As of December 31, 2022. Includes reinvestment of all dividends.

2	Cboe Global Markets 2023 Proxy Statement

Director Nominee Highlights

The nominees for our Board exhibit an effective mix of qualifications, experiences and diversity. For additional information, see “Corporate Governance—Proposal 1- Election of Directors”.

Cboe Global Markets 2023 Proxy Statement	3

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of stockholders by providing for effective oversight and management of the Company. The following are highlights of our corporate governance framework. For additional information, see “Corporate Governance”:

11 of the 12 Director Nominees are Independent;	Regular Executive Sessions of Board and Committees;
Directors are Elected Annually;	Lead Independent Director;
Majority Voting Standard in Election of Directors;	Risk Oversight by Board and Committees, including a Risk Committee;
Majority Voting Standard for Bylaw and Charter Amendments;	Human Capital and Succession Oversight by Board and Compensation Committee;
Independent Audit, Compensation, and Nominating and Governance Committees;	Anti-Hedging, Anti-Pledging, and Clawback Policies for Executive Officers; and
Commitment to Environmental, Social, and Governance (“ESG”) Considerations;	Proxy Access Bylaw Provision for Director Nominations.

Stockholder Engagement Highlights

We are committed to fostering long-term and institution-wide relationships with stockholders and maintaining their trust and goodwill. Through a variety of engagement activities, our discussions with stockholders cover a variety of topics, including our performance, strategy, ESG, and executive compensation. See also “Corporate Governance—Stockholder Engagement”.

Executive Compensation Highlights

The design of our executive compensation program, including compensation practices and independent oversight, is intended to align management’s interests with those of our stockholders. The following are highlights of our 2022 executive compensation program. See also “Executive Compensation”.

      Annual cash incentives were based on corporate performance (weighted 70%) and individual performance (weighted 30%);

      Long-term incentives in the form of equity awards, other than special one-time grants to Messrs. Schell and Isaacson and promotion grants to Mr. Howson, were comprised of 50% time-based restricted stock units (“RSUs”) and 50% performance-based RSUs (“PSUs”);

      Performance-based compensation with limits on all incentive award payouts;

      No excessive perquisites;

      Clawback provisions for cash incentives and equity awards; and

      Mandatory stock ownership and holding guidelines.

Additional Information

Please see the information under “Other Items” for important information about this Proxy Statement, voting, the Annual Meeting, Cboe Global Markets documents available to stockholders, communications, and the deadlines to submit stockholder proposals for the 2024 Annual Meeting of Stockholders. Additional questions may be directed to Investor Relations at investorrelations@Cboe.com or (312) 786-7559.

4	Cboe Global Markets 2023 Proxy Statement

CORPORATE GOVERNANCE

PROPOSAL 1 - ELECTION OF DIRECTORS

Board Composition

Our Third Amended and Restated Certificate of Incorporation provides that our Board will consist of not less than 11 and not more than 23 directors. Our Board currently has 13 directors and one director seat vacant. Each director is elected annually to serve until the next Annual Meeting of Stockholders or until his or her successor is elected or appointed and qualified, except in the event of earlier death, resignation or removal. Subject to retirement, there is no limit on the number of terms a director may serve on our Board.

General

At the Annual Meeting, our stockholders will be asked to elect the 12 director nominees set forth below, each to serve until the 2024 Annual Meeting of Stockholders. All of the director nominees have been recommended for election by our Nominating and Governance Committee and approved and nominated for election by our Board. In addition, with respect to Mr. Tilly, his employment agreement provides that the Company will nominate him as a director for stockholder approval at each annual meeting during his employment with us. All of the director nominees were elected as directors by stockholders at the 2022 Annual Meeting of Stockholders.

As a result of reaching retirement age, Mr. Sunshine is not standing for reelection as a director at the Annual Meeting. We thank him for his dedicated service to the Cboe family. The Board intends to keep the total number of directors constituting our entire Board at 14, reflecting its intent to fill both of the two vacancies created by departures.

All of the nominees have indicated their willingness to serve if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, then shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate. We do not presently expect that any of the nominees will be unavailable. Your proxy for the Annual Meeting cannot be voted for more than 12 nominees.

Qualifications and Experience

The Board believes that the skills, qualifications and experiences of the director nominees make them all highly qualified to serve on our Board, both individually and as providing complementary skills on our Board. Based on the characteristics of our directors, as reported in their respective directors and officers questionnaires, 6 of our director nominees bring an effective mix of diverse perspectives:

      3 are women, Mses. Froetscher, Goodman, and McPeek,

      2 are African-American, Messrs. Farrow and Palmore, and

      1 is Asian-American, Mr. Fong.

In addition, our Board’s composition represents a balanced approach to director tenure and age, 5 of the 12 nominees have tenures equal to or less than 5 years and the ages range from 53 to 71, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from

Cboe Global Markets 2023 Proxy Statement	5

newer directors. The following table shows the specific qualifications and experiences the Board and the Nominating and Governance Committee considered for each nominee.

Director Qualifications and Experiences	Tilly	Farrow	Fitzpatrick	Fong	Froetscher	Goodman	Matturri	McPeek	Palmore	Parisi	Ratterman	Tomczyk
Strategy
Experience developing and executing strategy	●	●	●	●	●	●	●	●	●	●	●	●
Management
Experience managing at a senior level	●	●	●	●	●	●	●	●	●	●	●	●
Financial Markets and Clearing
Experience with our markets or clearing and the trading of derivatives, equities, FX, or digital assets	●	●					●	●		●	●	●
Government Relations
Experience working in or with the government and regulators	●	●	●	●			●	●	●	●	●	●
Corporate Governance
Knowledge of corporate governance matters, including through service on other public company boards	●	●		●	●	●		●	●	●	●	●
International
Experience overseeing or in a senior leadership role in a global organization	●		●	●	●		●		●		●	●
Risk Management
Experience overseeing risk management	●	●	●	●	●	●	●	●	●	●	●	●
Technology
Experience or expertise in technology or cybersecurity	●	●		●							●	●
Fresh Perspective
Board tenure is equal to or less than five years				●			●	●		●		●

Nominees

Set forth below is biographical information, as of March 16, 2023, for each of the directors nominated to serve on our Board for a one-year term until the 2024 Annual Meeting of Stockholders, as well as the reasons why the Board believes each candidate is well suited to serve as a director. The terms indicated for service include the service on the board of Cboe Options prior to our demutualization and our initial public offering in 2010.

In addition, as indicated below, certain director nominees also have served on certain boards of directors and committees of Cboe Futures Exchange, LLC (“CFE”), Cboe SEF, LLC (“SEF”) and our securities exchanges, which include Cboe Options, Cboe C2 Exchange, Inc. (“C2”), Cboe BZX Exchange, Inc. (“BZX”), Cboe BYX Exchange, Inc., Cboe EDGA Exchange, Inc., and Cboe EDGX Exchange, Inc. (collectively, the “securities exchanges”).

6	Cboe Global Markets 2023 Proxy Statement

Edward T. Tilly Chairman and CEO Age: 59 Committees: Executive (Chair)

Background

Mr. Tilly is our Chairman and Chief Executive Officer (“CEO”). Mr. Tilly has served as Cboe Global Markets’ Chairman since February 2017 and as CEO and a director since May 2013. He also served as our President from January 2019 to May 2022. Prior to that, he served as our President and Chief Operating Officer from November 2011 to May 2013 and as Executive Vice Chairman from August 2006 until November 2011. He was a member of Cboe Options from 1989 until 2006, and served on its Board from 1998 through 2000, from 2003 through July 2006, and from 2013 to the present, including as Member Vice Chairman from 2004 through July 2006 and as Chairman from February 2017 to the present. Mr. Tilly currently serves on the boards of directors of our securities exchanges, Northwestern Memorial HealthCare, Working in the Schools and as Chairman of the World Federation of Exchanges. He is also a member of the Commercial Club of Chicago and the Economic Club of Chicago and a former member of the board of directors and Chairman of CFE and SEF. He holds a B.A. degree in Economics from Northwestern University.

Qualifications

Mr. Tilly has a deep understanding of the Company and the operations of our exchanges from trading on Cboe Options, representing the interests of market participants and serving in our management. He also brings significant knowledge of the global securities, futures and foreign currency exchange industries. We believe that Mr. Tilly’s experience overseeing our risk management, working with the government and regulators, successfully developing and executing our strategic initiatives, as well as being Chairman and CEO and former President of Cboe Global Markets, makes him well suited to serve on our Board.

Cboe Global Markets 2023 Proxy Statement	7

William M. Farrow, III Independent Age: 68 Committees: Audit Executive Risk (Chair)

Background

Mr. Farrow has served on our Board since 2016. Mr. Farrow is the retired President and CEO of Urban Partnership Bank, a position he held from 2010 through 2017. Prior to that, he was the Managing Partner and CEO of FC Partners Group, LLC from 2007 to 2009, the Executive Vice President and Chief Information Officer of The Chicago Board of Trade from 2001 to 2007 and held various senior positions at Bank One Corporation. Mr. Farrow currently serves on the board of directors of publicly traded company WEC Energy Group, Inc. and on the boards of directors of CoBank, Inc. and NorthShore – Edward-Elmhurst Health. He is also the owner of Winston and Wolfe LLC, a privately held technology development and advisory company. Mr. Farrow previously served on the boards of directors of the Federal Reserve Bank of Chicago, Urban Partnership Bank, and Echo Global Logistics, Inc., formerly a publicly traded company. Mr. Farrow holds a B.A. degree from Augustana College and a Masters of Management from Northwestern University’s Kellogg School of Management.

Qualifications

Mr. Farrow brings his experience as the retired President and CEO of a mission based community development financial institution to our Board. He has a strong understanding of information technology systems, including cybersecurity, and the financial services and banking industry. We believe that these experiences give Mr. Farrow an important skill set that makes him well suited to serve on our Board.

Edward J. Fitzpatrick Independent Age: 56 Committees: Compensation (Chair) Executive Risk

Background

Mr. Fitzpatrick has served on our Board since 2013. Mr. Fitzpatrick is currently Senior Vice President and Senior Client Advisor of Genpact Limited, a position he has held since August 2021, and prior to that was its Chief Financial Officer from July 2014 to August 2021. Prior to joining Genpact Limited, Mr. Fitzpatrick worked at Motorola Solutions, Inc. and its predecessors from 1998 through 2014 in various financial positions, including as its CFO from 2009 to 2013. Before joining Motorola, Mr. Fitzpatrick was an auditor at PricewaterhouseCoopers, LLP from 1988 to 1998. Mr. Fitzpatrick holds a B.S. degree in Accounting from Pennsylvania State University and an M.B.A. degree from The Wharton School at the University of Pennsylvania and earned his CPA certification in 1990.

Qualifications

Mr. Fitzpatrick brings his experience as the former CFO of publicly traded companies to our Board. He has extensive experience with finance, public company responsibilities and strategic transactions. We believe that these experiences give Mr. Fitzpatrick an important skill set that makes him well suited to serve on our Board.

8	Cboe Global Markets 2023 Proxy Statement

Ivan K. Fong Independent Age: 61 Committees: Nominating and Governance Risk

Background

Mr. Fong has served on our Board since December 2020. Mr. Fong is currently Executive Vice President, General Counsel and Secretary of Medtronic plc, a position he has held from February 2022. Prior to this position, he served as Senior Vice President, Chief Legal and Policy Officer and Secretary of 3M Company from 2019 to January 2022 and as its Senior Vice President, Legal Affairs and General Counsel from 2012 to 2019. Prior to joining 3M Company, Mr. Fong was General Counsel of the U.S. Department of Homeland Security from 2009 to 2012 and Chief Legal Officer and Secretary of Cardinal Health, Inc. from 2005 to 2009. He has previously served as Deputy Associate Attorney General with the U.S. Department of Justice and was a partner with the law firm of Covington & Burling LLP. Mr. Fong holds an S.B. degree in Chemical Engineering and an S.M. degree in Chemical Engineering Practice from Massachusetts Institute of Technology, a J.D. degree from Stanford University, and a Bachelor of Civil Law from Oxford University.

Qualifications

Mr. Fong brings his experience as the general counsel of public companies, in private practice and as the former general counsel of a government department. He has extensive experience in corporate governance, government relations and the types of legal issues that public companies face, which we believe makes him well suited to serve on our Board.

Janet P. Froetscher Independent Age: 63 Committees: Compensation Nominating and Governance Risk

Background

Ms. Froetscher is President of The J.B. and M.K. Pritzker Family Foundation, a position she has held since April 2016, and has served on the Board of Cboe Global Markets since our initial public offering in 2010 and of Cboe Options from 2005 to 2017. Previously, she served as President and CEO of Special Olympics International from October 2013 until October 2015, President and CEO of the National Safety Council from 2008 until October 2013, President and CEO of the United Way of Metropolitan Chicago and in a variety of roles at the Aspen Institute, most recently as Chief Operating Officer. From 1992 to 2000, Ms. Froetscher was the executive director of the Finance Research and Advisory Committee of the Commercial Club of Chicago. She also currently serves on the board of trustees of National Louis University. Ms. Froetscher holds a B.A. degree from the University of Virginia and a Masters of Management from Northwestern University’s Kellogg School of Management. Ms. Froetscher is also a Henry Crown Fellow of the Aspen Institute.

Qualifications

Ms. Froetscher brings her experiences as the President of a family foundation and former CEO of public service entities to our Board. We believe that these experiences give her leadership, operational and community engagement skills that make her well suited to serve on our Board.

Cboe Global Markets 2023 Proxy Statement	9

Jill R. Goodman Independent Age: 56 Committees: Executive Finance and Strategy (Chair) Nominating and Governance

Background

Ms. Goodman has served on our Board since 2012. Ms. Goodman is currently Managing Director of Foros, a strategic financial and mergers and acquisitions advisory firm, a position she has held since November 2013. Previously, she served as a Managing Director and Head, Special Committee and Fiduciary Practice—U.S. at Rothschild from 2010 to October 2013. From 1998 to 2010, Ms. Goodman was with Lazard in the Mergers & Acquisitions and Strategic Advisory Group, most recently as Managing Director. Ms. Goodman advises companies and special committees with regard to mergers and acquisitions. Ms. Goodman currently serves on the boards of directors of Cover Genius, a global insurance technology company, and publicly traded company Genworth Financial, Inc. Ms. Goodman graduated magna cum laude from Rice University with a B.A. degree. She received her J.D. degree, with honors, from the University of Chicago Law School.

Qualifications

Ms. Goodman brings extensive experience in the boardroom to the Company. Her experiences, both as an investment banker and her corporate and securities legal background, bring a unique insight with which to consider our opportunities. We believe that these experiences give her knowledge and skills that make her well suited to serve on our Board.

Alexander J. Matturri, Jr. Independent Age: 64 Committees: ATS Oversight Audit

Background

Mr. Matturri has served on our Board since December 2020. Mr. Matturri is the retired Chief Executive Officer of S&P Dow Jones Indices LLC (“S&P”), a position he held from July 2012 to June 2020. Prior to this position, he served as Executive Managing Director and Head of S&P Indices from 2007 to 2012. Prior to joining S&P, Mr. Matturri served as Senior Vice President and Director of Global Equity Index Management at Northern Trust Global Investments from 2003 to 2007. From 2000 to 2003 he was Director and Senior Index Investment Strategist at Deutsche Asset Management. Mr. Matturri also previously served as a member of the boards of directors of our securities exchanges. Mr. Matturri holds a B.S. degree in Finance from Lehigh University and a J.D. degree from Syracuse University. Mr. Matturri holds the Chartered Financial Analyst designation.

Qualifications

As the retired CEO of a financial services industry company and a former member of the boards of directors of our securities exchanges, Mr. Matturri has extensive knowledge of financial markets, products, and the financial services and banking industry. In particular, he has a close understanding of one of our most important licensing arrangements. We believe that these experiences make him well suited to serve on our Board.

10	Cboe Global Markets 2023 Proxy Statement

Jennifer J. McPeek Independent Age: 53 Committees: ATS Oversight Audit

Background

Ms. McPeek has served on our Board since August 2020. Ms. McPeek is an independent advisor to companies on value-based management and incentive design. Previously, she has served as the Chief Financial Officer of Russell Investments from 2018 to 2019. From 2009 to 2017, Ms. McPeek was with Janus Henderson Investors plc and its predecessor company Janus Capital Group Inc., serving as the Chief Financial Officer from 2013 to 2017, and as the Chief Operating and Strategy Officer post-merger in 2017. Prior to that, Ms. McPeek was with ING Investment Management, Americas from 2005 to 2009, where she was a member of the management committee and led the strategy function. Ms. McPeek currently serves on the board of directors of First American Funds, Inc., overseeing six money market funds. She graduated magna cum laude from Duke University with an A.B. degree in Mathematics and Economics and received her M.S. degree in Financial Engineering from the MIT Sloan School of Management. Ms. McPeek holds the Chartered Financial Analyst designation.

Qualifications

As the former CFO of privately held and publicly traded asset management companies, Ms. McPeek has extensive experience with finance, public company responsibilities, strategic transactions and knowledge of our industry. In addition, her service on another company board also gives Ms. McPeek experience with corporate governance and leadership skills. We believe that her experience makes her well suited to serve on our Board.

Cboe Global Markets 2023 Proxy Statement	11

Roderick A. Palmore Independent Age: 71 Committees: Executive Finance and Strategy Nominating and Governance (Chair)

Background

Mr. Palmore is Senior Counsel at Dentons where he advises public and private corporations and their leadership suites on risk management and governance issues across practices and industry sectors. Mr. Palmore retired from his position as Executive Vice President, General Counsel and Chief Compliance and Risk Management Officer of General Mills, Inc. in February 2015 and has served on the Board of Cboe Global Markets since our initial public offering in 2010 and of Cboe Options from 2000 to 2017. Prior to joining General Mills in February 2008, he served as Executive Vice President and General Counsel of Sara Lee Corporation. Before joining Sara Lee, Mr. Palmore served in the U.S. Attorney’s Office in Chicago and in private practice. Mr. Palmore is currently a member of the board of directors of publicly traded company The Goodyear Tire & Rubber Company and has previously served as a member of the boards of directors of Express Scripts Holding Company, formerly a publicly traded company, Nuveen Investments, Inc. and the United Way of Metropolitan Chicago. Mr. Palmore holds a B.A. degree in Economics from Yale University and a J.D. degree from the University of Chicago Law School.

Qualifications

Through his experience as general counsel of public companies, in private practice and as an Assistant U.S. Attorney, Mr. Palmore has extensive experience in corporate governance and the legal issues facing the Company. In addition, his experience provides him with strong risk management skills. We believe that his experience makes him well suited to serve on our Board.

James E. Parisi Independent Age: 58 Committees: ATS Oversight Audit (Chair) Compensation Executive

Background

Mr. Parisi has served on our Board since 2018. Mr. Parisi most recently served as the Chief Financial Officer of CME Group Inc. from November 2004 to August 2014, prior to which he held positions of increasing responsibility and leadership within CME Group Inc. from 1988, including as Managing Director & Treasurer and Director, Planning & Finance. Mr. Parisi is currently a member of the board of directors of ATI Physical Therapy, Inc., a publicly traded company. He has also previously served as the Chairman of the Illinois Special Olympics Foundation Board and as a member of the boards of directors of CFE and SEF, Pursuant Health Inc., and Cotiviti Holdings, Inc., formerly a publicly traded company. Mr. Parisi holds a B.S. degree in Finance from the University of Illinois and an M.B.A. degree from the University of Chicago.

Qualifications

As the retired CFO of a publicly traded company offering a diverse derivatives marketplace and as a former member of the boards of directors of CFE and SEF, Mr. Parisi has extensive knowledge of our industry. His service on other company boards also gives Mr. Parisi experience with corporate governance and leadership skills. We believe that his experience makes him well suited to serve on our Board.

12	Cboe Global Markets 2023 Proxy Statement

Joseph P. Ratterman Independent Age: 56 Committees: ATS Oversight (Chair) Finance and Strategy

Background

Mr. Ratterman has served on our Board since 2017 in connection with the closing of the acquisition of Bats. Mr. Ratterman was one of Bats’ founders in 2005, and served as Chairman of Bats from 2015 until our acquisition of Bats. Mr. Ratterman also served as its Chairman from June 2007 until July 2012, as President from June 2007 until November 2014 and as CEO from June 2007 until March 2015. Mr. Ratterman is a member of the SEC’s Equity Market Structure Advisory Committee and a member of the board of directors of Axoni. Mr. Ratterman holds a B.S. degree in Mathematics and Computer Science from Central Missouri State University.

Qualifications

Mr. Ratterman, as the former Chairman and CEO of Bats, brings significant knowledge of Bats, a large component of the Company, and the securities and futures industry. In addition to serving at Bats, he has extensive experience in a similar capacity with another industry participant. We believe that his experience in our industry makes him well suited to serve on our Board. His experience allows him to provide our Board a unique perspective on our business, competition and regulatory concerns.

Fredric J. Tomczyk Independent Age: 67 Committees: Compensation Finance and Strategy

Background

Mr. Tomczyk has served on our Board since July 2019. He is the retired President and Chief Executive Officer of TD Ameritrade Holding Corporation, a position he held from October 2008 to October 2016.  Prior to this position, he held positions of increasing responsibility and leadership with the TD organization from 1999.  Mr. Tomczyk was also a member of the TD Ameritrade board of directors from 2006 to 2007 and 2008 to 2016.  Prior to joining the TD organization in 1999, Mr. Tomczyk was President and Chief Executive Officer of London Life. He currently serves as the lead independent director of Sagan MI Canada Inc., a publicly traded company, and of its operating subsidiary Sagan Mortgage Insurance Company Canada and is a member of the Cornell University Athletic Alumni Advisory Council. Mr. Tomczyk also served as a director of Knight Capital Group, Inc. and as a trustee of Liberty Property Trust, both formerly publicly traded companies, and as a director of the Securities Industry and Financial Markets Association. Mr. Tomczyk holds a B.S. degree in Applied Economics & Business Management from Cornell University and is a Fellow of the Institute of Chartered Accountants of Ontario.

Qualifications

As the retired President and CEO of a public financial services industry company, Mr. Tomczyk has extensive knowledge of the financial markets, technology and the financial services and banking industry. His service on TD Ameritrade’s and other company boards also gives Mr. Tomczyk experience with corporate governance and leadership skills. We believe that these experiences make him well suited to serve on our Board.

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Each director nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. Each nominee has tendered his or her resignation, contingent on failing to receive a majority of the votes cast in this election and acceptance by the Board. In the event any director fails to receive a majority of votes cast, the Nominating and Governance Committee will consider and make a recommendation to the Board as to whether to accept the resignation. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the vote.

The Board recommends that the stockholders vote FOR each of the director nominees.

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Board Structure

Independence

Our Bylaws require that, at all times, no less than two-thirds of our directors will be independent. The Nominating and Governance Committee has affirmatively determined that all of our current directors, except Mr. Tilly, are independent under BZX listing standards for independence. In addition, Jill E. Sommers, who resigned as a director effective June 30, 2022, was determined to be independent through June 30, 2022.

All of the directors on each of the Audit, Compensation, and Nominating and Governance Committees are independent. Each of these Committees (as defined below) reports to the Board as they deem appropriate, and as the Board may request.

Lead Director

The Board has an independent Lead Director, Mr. Sunshine. Our Corporate Governance Guidelines require that an independent director serve as our Lead Director. The Lead Director is annually elected by the Board, upon the recommendation of the Nominating and Governance Committee, however, it is expected that the Lead Director will serve four years, which may be extended in extraordinary circumstances. In connection with Mr. Sunshine not standing for reelection as a director at the Annual Meeting as a result of reaching retirement age, Mr. Farrow is expected to be elected by the Board as the new Lead Director following the Annual Meeting, upon the expected recommendation of the Nominating and Governance Committee. The Charter of the Lead Director, Appendix A to our Corporate Governance Guidelines, provides that the Lead Director’s responsibilities include, among other items:

      Chair all meetings of the non-employee and independent directors of the Board, including the executive sessions;

      Approve agendas for Board meetings and consult with the Chairman on other matters pertinent to us and the Board;

      Serve as a liaison between the Chairman and the independent Directors;

      Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

      Advise and consult with the Chairman and CEO on the general scope and type of information to be provided in advance of Board meetings;

      In collaboration with the Chairman and CEO, consult with the appropriate members of senior management about what information pertaining to our finances, operations, strategic alternatives, and compliance is to be sent to the Board; and

      To perform other duties as the Board may determine.

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Chairman and CEO Roles

Since 2017, in connection with the closing of the acquisition of Bats, we combined the roles of Chairman and CEO, with Mr. Tilly serving as the Chairman and CEO. The Board carefully considers its Board leadership structure and the benefits of continuity in leadership roles and continues to believe that the combined roles of Chairman and CEO at this time enhances the Company’s strategic alignment and supports Cboe Global Markets’ ability to deliver stockholder value.

The Board periodically reviews the leadership structure and may make changes in the future based upon what the Board believes to be in the best interests of the Company and stockholders at the time. At certain points in our history, the Chairman and CEO roles have been held by the same person, and at other times, the roles have been held by different individuals. Under our Bylaws, the Chairman may, but need not be, our CEO, and the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company and stockholders at a given point in time based upon then-prevailing circumstances. The Board believes that the decision as to who should serve in those roles, and whether the offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandate when making these determinations.

In addition, our Board has implemented the following elements to help ensure independent oversight for us and for our Board:

      requiring the Board to consist of at least two-thirds independent directors who meet regularly without management and solely with non-employee and independent directors,

      establishing independent Audit, Compensation, and Nominating and Governance Committees, and

      appointing an independent Lead Director.

Board Oversight of Human Capital and Succession Planning

The Board recognizes that our business depends on employee productivity, development, and engagement. In particular, the Board and Compensation Committee each receives updates and reports on diversity and inclusion and employee engagement from management, including from the Company’s Chief Human Resources Officer. More specifically, the Compensation Committee has been delegated the responsibility to oversee the policies and strategies relating to talent, leadership, and culture, including diversity and inclusion. The Compensation Committee receives presentations throughout the year on human resources matters, including succession planning, diversity and inclusion initiatives, diversity metrics, attrition and retention metrics, and employee engagement survey results. Further, summaries of the proceedings from prior Compensation Committee meetings are provided to the Board on a routine basis, including on a quarterly basis.

The Board further believes that providing for effective continuity of leadership is central to our long-term growth strategy. The succession planning process includes consideration of ordinary course succession and planning for situations where executives unexpectedly become unable to perform their duties. Executive succession planning is an ongoing process, reviewed and discussed on at least an annual basis by the Compensation Committee. The Compensation Committee reviews the Company’s organizational chart for potential successors. Summaries of these proceedings from prior Compensation Committee meetings are provided to the Board on a routine basis, including on a quarterly basis. The Board also reviews reports about executive succession and undergoes other relevant evaluations on an as needed basis.

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In addition, Board succession planning is evaluated regularly within the Nominating and Governance Committee, whose reports and other necessary action items are discussed and acted upon by the Board as a whole. For more information see “Committees of the Board—Nominating and Governance Committee” below.

Board Oversight of Environmental, Social, and Governance Matters

The Board recognizes that operating in a socially responsible manner helps promote the long-term interests of our stockholders, organization, employees, industry, and community. As such, the Board stays apprised of particular ESG matters in accordance with its general oversight responsibilities. The Board has delegated to the Committees oversight over the following specific areas and all Committees report to the full Board on a routine basis, including on a quarterly basis, and when a matter rises to a material or enterprise level. For more information about Committee responsibilities, see also “Committees of the Board” below.

Committee	Primary Areas of ESG Oversight
Audit	ESG information contained in the annual and quarterly financial statements and related press releases
Compensation	Compensation, talent, leadership, and culture, including diversity and inclusion
Finance and Strategy	Potential ESG impacts of acquisitions
Nominating and Governance	General oversight of ESG program Corporate governance practices
Risk	Business and strategy risks, including ESG Environmental risks, including forces of nature and climate

In 2022, as set forth in further detail below in “Corporate Governance—Corporate Social Responsibility”, the Board and Committees, as applicable, were appraised, among other items, of the annual ESG Report, Cboe’s ESG program, the Net Zero Commitment and goals, and the Climate Scenario Analysis.

Board Oversight of Risk

The Board is responsible for overseeing our risk management processes. The Board is responsible for overseeing our general risk management strategy, the risk mitigation strategies employed by management, including adequacy of resources, and the significant risks facing us, including, for example, competition, reputation, compliance, operational, and technology risks. The Board stays apprised of particular risk management matters in accordance with its general oversight responsibilities. The Board has delegated to the Committees oversight over the following specific areas and all Committees report to the full Board on a routine basis, including on a quarterly basis, and when a

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matter rises to a material or enterprise level risk. For more information about Committee responsibilities, see “Committees of the Board” below.

Committee	Primary Areas of Risk Oversight
ATS Oversight	Business and operation of BIDS Trading’s U.S. equities businesses Adequacy and effectiveness of separation protocols between Cboe Global Markets and BIDS Trading’s U.S. equities businesses
Audit	Adequacy and effectiveness of internal controls and procedures Financial reporting and taxation
Compensation	Compensation policies and procedures
Finance and Strategy	Credit and capital structure Strategic challenges with business partners
Nominating and Governance	Corporate governance practices
Risk

    Enterprise risk management

    Information security

    Operational risks relating to internal processes, people or systems, including information technology

    Compliance, environmental, legal and regulatory risks

In addition to our Board, our management is responsible for daily risk management. To help achieve this goal, we have adopted an enterprise risk management framework that is supported by a three lines of defense approach, which involve the Business, Risk Management and Information Security Department, Enterprise Risk Management Committee, Compliance Department, Internal Audit Department, and the

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Board and Committees. We believe the following division of risk management responsibilities is an effective approach for addressing the enterprise risks that we face.

Line of Defense	Description
First	Our Business managers and employees, which are responsible for the performance, supervision and/or monitoring of our policies and control procedures
Second

    Compliance and Risk Management and Information Security Departments, which provide independent oversight by assessing first line risk, advising management on policies, procedures, and controls to mitigate identified risks, and monitoring and reporting on any identified deficiencies or control enhancements

    Enterprise Risk Management Committee, composed of representatives of each of our departments, which meets periodically to review an established matrix of identified risks to evaluate the level of potential risks facing us and to identify any significant new risks

    Enterprise Risk Management Committee, along with our Chief Risk Officer, provide information and recommendations to the Risk Committee as necessary

Third	Internal Audit Department, which provides additional independent assurance that significant risks and related policies, procedures, and controls are reasonably designed and operating effectively

Board Oversight of Information Security

The Board recognizes that our business depends on the confidentiality, integrity, availability, performance, security, and reliability of our data and technology systems and devotes time and attention to the oversight of cybersecurity and information security risk. In particular, the Board and Risk Committee each receives updates and reports on information security from senior management, including from the Company’s Chief Compliance Officer, Chief Risk Officer, and Chief Information Security Officer. More specifically, the Risk Committee receives presentations from senior management throughout the year, including on a quarterly basis, on cybersecurity, including architecture and resiliency, incident management, business continuity and disaster recovery, significant information technology changes, data privacy, insider threat, physical security, and information related to third-party assessments conducted by leading information security providers of the Company’s information security program. The Risk Committee also receives quarterly reports regarding the overall status of the Company’s information security strategy and program, including adequacy of staffing and resources, and reviews and approves any changes to the related information security charter. Further, summaries of the proceedings from prior Risk Committee meetings are provided to the Board on a routine basis, including on a quarterly basis.

Board and Committee Meeting Attendance

There were 13 meetings of the Board during 2022. Each director attended at least 75% of the aggregate number of meetings of the Board and meetings of Committees of which the director was a member during 2022.

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Independent Directors Meetings

Periodically, the independent directors meet separately in executive session without management. The Lead Director presides over these meetings. The independent directors met in executive session 9 times during 2022.

Annual Meeting Attendance

We encourage members of the Board to attend our annual meeting of stockholders. All of our current directors, who were then-serving on the Board, attended the 2022 Annual Meeting of Stockholders. Meetings of the Board and its Committees are being held in conjunction with the Annual Meeting. We expect all director nominees will attend the Annual Meeting.

Committees of the Board

Overview

Our Board has the following standing committees (each, a “Committee” and collectively, the “Committees”):

      the ATS Oversight Committee,

      the Audit Committee,

      the Compensation Committee,

      the Executive Committee,

      the Finance and Strategy Committee,

      the Nominating and Governance Committee, and

      the Risk Committee.

Other than the members of the Executive Committee required to be on such Committee pursuant to our Bylaws, each of the members of the Committees was recommended by the Nominating and Governance Committee for approval by the Board for service on that Committee. Each of the Committees has a charter and the Audit Committee, Compensation Committee, and Nominating and Governance Committee charters are available on the Corporate Governance page of our Investor Relations section of our website at: http://ir.Cboe.com.

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The following table is a listing of the composition of our standing Committees during 2022 and as of March 16, 2023, including the number of meetings of each Committee during 2022.

Director	ATS Oversight	Audit	Compensation	Executive	Finance and Strategy	Nominating and Governance	Risk
Number of meetings	5	11	8	—	7	8	5
Edward T. Tilly (1)
Eugene S. Sunshine (1)
William M. Farrow, III
Edward J. Fitzpatrick
Ivan K. Fong
Janet P. Froetscher
Jill R. Goodman
Alexander J. Matturri, Jr.	(2)
Jennifer J. McPeek
Roderick A. Palmore
James E. Parisi
Joseph P. Ratterman
Jill E. Sommers (3)						(3)	(3)
Fredric J. Tomczyk

= Chair = Member

(1)	The Chairman, Mr. Tilly, and the Lead Director, Mr. Sunshine, are both members of the Executive Committee. Mr. Tilly is an invited guest to the meetings of each of the other standing Committees, other than the ATS Oversight Committee. Mr. Sunshine is an invited guest to the meetings of each of the other standing Committees.
(2)	Joined the Committee on May 12, 2022.
(3)	Effective June 30, 2022, Ms. Sommers resigned from the Board and Committees of which she was a member.

Audit Committee

The Audit Committee consists of 4 directors, all of whom are independent under BZX listing rules, as well as under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee consists exclusively of directors who are financially literate. In addition, Mr. Parisi has been designated as our audit committee financial expert and meets the SEC definition of that position.

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The Audit Committee’s responsibilities include:

      engaging our independent auditor and overseeing its compensation, work, and performance,

      reviewing and discussing the annual and quarterly financial statements and related press releases with management and the independent auditor, and reviewing transactions with related persons for potential conflict of interest situations.

The Audit Committee also meets with our independent auditor in executive session without management present and our independent auditor may communicate directly, as needed, with members of the Audit Committee and the Board at large.

Compensation Committee

The Compensation Committee consists of 4 directors, all of whom are independent under BZX listing rules. The Compensation Committee has primary responsibility to approve or make recommendations to the Board for:

      all elements and amounts of compensation for the executive officers, including any performance goals,

      reviewing succession plans relating to the CEO and our other executive officers,

      adopting, amending, and terminating cash and equity-based incentive compensation plans,

      approving any employment agreements, severance agreements, or change in control agreements with executive officers,

      overseeing the policies and strategies relating to talent, leadership, and culture, including diversity and inclusion, and the level and form of non-employee director compensation and benefits.

For additional information, see “Corporate Governance—Board Structure—Board Oversight of Human Capital and Succession Planning”.

Nominating and Governance Committee

Overview

The Nominating and Governance Committee consists of 4 directors, all of whom are independent under BZX listing rules. The Nominating and Governance Committee’s responsibilities include making recommendations to the Board on:

      persons for election as director,

      a director to serve as Chairman of the Board and an independent director to serve as Lead Director,

      any stockholder proposals and nominations for director,

      the appropriate structure, operations, and composition of the Board and its Committees,

      the Board and Committee annual self-evaluation process, and the contents of the Corporate Governance Guidelines, Code of Business Conduct and Ethics, and other corporate governance policies and programs.

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The Nominating and Governance Committee is also responsible for general oversight of the ESG program. For additional information, see “Corporate Governance—Corporate Social Responsibility” and “Corporate Governance—Board Structure—Board Oversight of Environmental, Social, and Governance Matters”.

Criteria for Directors

We believe that each of the individuals serving on our Board has the necessary skills, qualifications and experiences to address the challenges and opportunities we face. The Nominating and Governance Committee is responsible for considering and recommending to the Board nominees for election as director, including considering each incumbent director’s continued service on the Board. The Committee annually reviews the skills and characteristics required of all directors in the context of the current composition of the Board, our operating requirements, targeted skills and experiences, and the long-term interests of our stockholders. In evaluating incumbent and new potential director candidates, the Committee takes into consideration many factors, including the individual’s educational and professional background, potential retirement plans, whether the individual has any special experience in a relevant area, personal accomplishments, and cultural experiences. In addition, the Committee may consider such other factors it deems appropriate when conducting its assessment of director candidates.

Diversity

While we do not currently have a formal diversity policy, our Corporate Governance Guidelines provide that the Nominating and Governance Committee will seek to recommend to the Board candidates for director with a diverse range of experiences, qualifications, and skills to provide varied insights and competent guidance regarding our operations, with a goal of having a Board that reflects diverse backgrounds, gender, race, experience, and viewpoints. We believe that we benefit from having directors with a diversity of skills, characteristics, backgrounds, and cultural experiences.

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In the last ten years, approximately 21% to 31% of our director nominees in each election were women. More specifically, in four of the last ten years, approximately 31% of our director nominees were women. The Nominating and Governance Committee remains committed to identifying candidates with a diverse range of experiences, qualifications, and skills to help provide varied insights and competent guidance regarding our operations. While we note that the pool of eligible candidates has historically been less diverse in our industry, the Nominating and Governance Committee will continue with a goal of having a Board that reflects diverse backgrounds, gender, race, experience, and viewpoints in its search to fill the two Board vacancies.

Identifying and Evaluating New Directors

The Nominating and Governance Committee utilizes a variety of methods to identify, recruit, and evaluate potential new director candidates. The Committee considers various potential candidates for director, considering the criteria discussed above and qualifications of the individual candidate. Board nominees can be identified by current directors, management, third-party professional search firms, stockholders, or other persons. Prior to a potential new director’s nomination, the director candidate is asked to meet separately with the Chairman of the Board, the Chair of the Nominating and Governance Committee, and the independent Lead Director, who will each consider the potential director’s candidacy. New director candidates may also meet separately with other members of the Board. In addition, a background check is completed before a final recommendation is made to the Board. After a review and evaluation of a potential new director based on the criteria discussed above, the Nominating and Governance Committee will decide whether to recommend to the Board the candidate’s appointment as a director or nominee for election as a director, and the Board will decide whether to approve the candidate’s appointment as a director or a nominee.

Onboarding New Directors

New directors participate in a robust all-day orientation program to familiarize themselves with the company and management. Our orientation program for new directors includes a discussion of a broad range of topics, including the background of the company, the Board and its governance model, subsidiary governance, regulatory oversight, strategy and business operations, financial statements and capital structure, the management team, key industry and competitive factors, the legal and ethical responsibilities of the Board, and other matters crucial to the ability of a new director to fulfill his or her responsibilities.

Retirement

Our Corporate Governance Guidelines provide that once an individual serving on our Board reaches age 71, the Board shall begin to discuss the retirement plan with respect to such director. The Board expects that no director shall be elected or reelected as a director once he or she reaches age 73. Any director who turns 73 while serving as a director may continue to serve for the remainder of their current term. The Board undertakes ongoing evaluation of its members’ performance with respect to their capacity to serve and keeps note of director age for director planning purposes.

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Annual Board and Committee Self-Evaluations

The Board believes that a robust annual evaluation process is a critical part of its governance practices. The Nominating and Governance Committee is responsible for establishing and overseeing the Board’s and Committees’ annual self-evaluations to determine whether the Board and the Committees are functioning effectively and to identify potential areas of improvement. The annual self-evaluation process includes the following:

Stage in Process	Board of Directors	Committees
Determine Discussion Topics ↓

      Nominating and Governance Committee determines specific topics and subject areas to discuss with each director, such as roles, responsibilities, structure, skills, experience, background, composition, and effectiveness

      Nominating and Governance Committee determines and distributes to each Committee a list of specific topics and subject areas to facilitate discussion about each Committee’s roles and responsibilities, structure, charter, policies, composition, and effectiveness

Discussions ↓	Chair of Nominating and Governance Committee and Lead Director interview each director in one-on-ones to discuss Board’s performance	Chair of each Committee facilitates discussion of Committee’s performance in executive session and in one-on-ones
Feedback ↓	Chair of Nominating and Governance Committee and Lead Director report results of discussions and recommendations to Nominating and Governance Committee for its consideration	Chair of each Committee reports results of Committee self-evaluation and recommendations to Nominating and Governance Committee for its consideration
Reviews ↓

     Nominating and Governance Committee reviews results from Board and Committee self-evaluations and provides summary of assessments and recommendations to full Board

     Board discusses results and, if necessary, provides additional recommendations

Feedback Incorporated	Changes and enhancements, if any, are implemented to governance policies and practices

In addition to the annual evaluation process, the Board and Committees meet in regular executive sessions, which provides the directors with opportunities to reflect and provide feedback on an ongoing basis to determine whether the Board and the Committees are functioning effectively and to identify potential areas of improvement.

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Stockholder Nominations

The Nominating and Governance Committee will consider stockholder recommendations for candidates for our Board and will consider those candidates using the same criteria applied to candidates suggested by management. Stockholders may recommend candidates for our Board by contacting the Corporate Secretary of Cboe Global Markets, Inc. at 433 West Van Buren Street, Chicago, Illinois 60607.

In addition, stockholders may formally nominate candidates for our Board to be considered at an annual meeting of stockholders through the process described below under the heading “Other Items—Stockholder Proposals”.

ATS Oversight Committee

The ATS Oversight Committee is responsible for, among other things, overseeing the business and operations of BIDS Trading’s U.S. equities businesses, overseeing the adequacy and effectiveness of the information and other barriers established to maintain the separation of BIDS Trading’s U.S. equities businesses from Cboe Global Markets’ registered national exchange businesses, and helping to ensure that specified functions of those BIDS Trading’s U.S. equities businesses are independent of and not integrated with or otherwise linked to Cboe Global Markets’ registered national exchange businesses.

Executive Committee

The Executive Committee has the authority to exercise the powers and authority of the Board when the convening of the Board is not practicable, except as limited by its charter, the Company’s Bylaws and applicable law.

Finance and Strategy Committee

The Finance and Strategy Committee’s responsibilities include approving or making recommendations to the Board regarding the budget, capital allocation, strategic plans, and acquisition or investment opportunities.

Risk Committee

The Risk Committee is generally responsible for, among other things, overseeing the risk assessment and risk management of the Company, including risk related to cybersecurity, information technology, environment, and the Company’s compliance with laws, regulations, and its policies.

Compensation Committee Interlocks and Insider Participation

Messrs. Fitzpatrick, Parisi, and Tomczyk and Ms. Froetscher served as members of our Compensation Committee during 2022. No member of the Compensation Committee is a current or former officer or employee of ours. In addition, there are no compensation committee interlocks with other entities with respect to any member of the Compensation Committee.

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Stockholder Engagement

Cboe Global Markets and its Board are committed to fostering long-term and institution-wide relationships with stockholders and maintaining their trust and goodwill. As a result, each year we interact with stockholders through a variety of engagement activities. These engagements routinely cover strategy and performance, corporate governance, executive compensation, and other current and emerging issues to help ensure that our Board and management understand and address the issues that are important to our stockholders.

Our key stockholder engagement activities in 2022 included attending investor and industry conferences, participating in informational fireside chats, conducting investor road shows in major U.S. cities, and hosting meetings at our corporate headquarters. Some of these conferences also featured webcasts and replays of the presentations so that our stockholders could listen remotely. In 2022, we engaged with holders of approximately 30 percent of our common stock outstanding.

In 2022 and early 2023, we also conducted an outreach specifically focused on corporate governance, executive compensation, and proxy season trends and issues, targeting our top stockholders that represented approximately 40 percent of our common stock outstanding and engaged in meetings with holders of approximately 16 percent of our common stock outstanding. Through these discussions we gained valuable feedback, and this feedback was shared with the Board and its relevant Committees. We also took steps to address any areas of improvement, including incorporating some of the disclosure suggestions into this Proxy Statement.

In addition, our quarterly earnings calls are open to the general public and feature a live webcast.

Communications with Directors

As provided in our Corporate Governance Guidelines, stockholders and other interested parties may communicate directly with our independent directors or the entire Board. Our policy and procedures regarding these communications are located in the Investor Relations section of our website at http://ir.Cboe.com.

CORPORATE SOCIAL RESPONSIBILITY

We and our Board recognize that operating in a socially responsible manner helps promote the long-term interests of our stockholders, organization, employees, industry, and community. The following is a brief summary of our 2022 ESG efforts and accomplishments:

      Net Zero Commitment – We committed to reaching net zero emissions by 2050. We also became members of the Glasgow Financial Alliance for Net Zero (GFANZ) and a signatory of the Net Zero Financial Service Providers Alliance (NZFSPA).

      Engaging with Stakeholders – We conducted an ESG materiality assessment, through engagement with internal and external stakeholders, to identify the ESG topics that may be of importance to the Company.

      Scenario Analysis of Climate-Related Risks – We engaged a third-party consultant to conduct a preliminary scenario analysis that assessed the potential impact of climate-related risks to our operations.

More information about our ESG efforts and our approach to ESG can be found in the Cboe Global Markets, Inc. ESG Report located in the Corporate Social Responsibility section of our website at

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https://www.cboe.com/about/corporate-social-responsibility, which does not form a part of this Proxy Statement. Further, our 2022 Annual Report to Stockholders included in this mailing, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, also contains relevant additional information under “Part I—Item 1. Business—Human Capital Management”. See also herein “Corporate Governance—Board Structure—Board Oversight of Human Capital and Succession Planning” and “Corporate Governance—Board Structure—Board Oversight of Environmental, Social, and Governance Matters”.

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NON-EMPLOYEE director compensation

Compensation Philosophy and Summary

Our non-employee director compensation program provides director fees that are generally designed to be paid at competitive levels that are near the median of director fees of our peer group, which is discussed in further detail below in the “Executive Compensation—Compensation Discussion and Analysis” section. This allows us to attract and retain individuals with the skills, qualifications, and experiences required to sit on our Board.

Annually, the Compensation Committee reviews a competitive market data analysis for non-employee director compensation produced by Meridian Compensation Partners, LLC (“Meridian”), our independent compensation consultant, and recommends changes to our director compensation program, if any, to the Board for approval.

For 2022, our director compensation program consisted of a mix of: cash and stock retainers, committee meeting attendance fees, committee chair retainers, and an additional Lead Director retainer.

As part of its 2022 analysis, Meridian recommended an increase in our non-employee director stock retainer to (i) more closely align with our peer group compensation median, (ii) better align with our peer group’s pay mix (which is weighted more heavily towards stock awards), and (iii) further align our non-employee directors’ compensation with the long-term interests of our stockholders, through increasing the portion of non-employee director compensation that is equity-based. Based on Meridian’s recommendation, the Board adopted in early 2022 a $10,000 increase in the non-employee director stock retainer.

2022 Elements of Director Compensation Program

The compensation of our non-employee directors is based upon a compensation year beginning and ending in May at the time of our Annual Meeting of Stockholders. The following table reflects the amount paid with respect to each component of our director compensation program for the Board term ending

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with the 2022 Annual Meeting of Stockholders and for the Board term ending with the Annual Meeting in 2023:

Annual Fees	May 2021 — May 2022	May 2022 — May 2023
Cash retainer	$90,000	$90,000
Stock retainer, value based on closing price on date of grant	$145,000	$155,000
Committee chair cash retainer
ATS Oversight	$20,000	$20,000
Audit	$25,000	$25,000
Compensation	$15,000	$15,000
Finance and Strategy	$15,000	$15,000
Nominating and Governance	$15,000	$15,000
Risk	$20,000	$20,000
Lead Director cash retainer, in addition to above cash and stock retainers	$50,000	$50,000
Meeting Fees
Committee meeting attendance fee per meeting attended	$1,500	$1,500
Lead Director meeting attendance fee per Committee meeting attended for the Company and for each subsidiary board of directors or committee meeting attended	$1,500	$1,500

2022 Director Compensation

The compensation of our non-employee directors for their service for the year ended December 31, 2022 is shown in the following table.

	Fees Earned or	Stock	All other
Name	Paid in Cash(1)	Awards(2)	Compensation(3)	Total
Eugene S. Sunshine (4)	$222,500	$155,023	$1,650	$379,173
William M. Farrow, III	$132,500	$155,023	$5,000	$292,523
Edward J. Fitzpatrick	$124,500	$155,023	$—	$279,523
Ivan K. Fong	$105,000	$155,023	$5,000	$265,023
Janet P. Froetscher	$121,500	$155,023	$20,000	$296,523
Jill R. Goodman	$126,000	$155,023	$—	$281,023
Alexander J. Matturri, Jr. (5)	$156,000	$155,023	$2,500	$313,523
Jennifer J. McPeek	$112,500	$155,023	$—	$267,523
Roderick A. Palmore	$127,500	$155,023	$—	$282,523
James E. Parisi	$151,000	$155,023	$30,000	$336,023
Joseph P. Ratterman (6)	$128,000	$155,023	$29,103	$312,126
Jill E. Sommers (7)	$105,750	$155,023	$—	$260,773
Fredric J. Tomczyk (8)	$112,500	$155,023	$11,100	$278,623
(1)	The amount shown in the Fees Earned or Paid in Cash column also include certain attendance fees that were earned in 2022 and were paid in early 2023.
(2)	The amounts in the stock award column represent the grant date fair value of an equity grant of restricted stock received by non-employee directors serving on the Board on May 12, 2022, as computed in accordance with stock-based compensation accounting rules (Financial Standards Accounting Board ASC Topic 718). Assumptions used in the calculation of these amounts are included in the footnotes to our 2022 consolidated financial statements, which are included in our

30	Cboe Global Markets 2023 Proxy Statement

Annual Report on Form 10‑K for the year ended December 31, 2022 filed with the SEC. The non-employee directors then-serving on the Board received an equity grant of restricted stock on May 12, 2022. The equity grants vest on the earlier of the one year anniversary of the grant date or the completion of their final year of director service, subject to the director’s continuous service through the vesting date. Other than Ms. Sommers who resigned on June 30, 2022 thereby forfeiting her unvested equity grant, each of the listed directors held 1,448 shares of unvested restricted stock as of December 31, 2022.
(3)	Amounts shown in the All Other Compensation column represent matching gifts made to qualified non-profit organizations on behalf of non-employee directors and do not represent total charitable contributions made by them during the year. Amounts represent those provided through our Matching Gift Program that is available to non-employee directors. During 2022, we matched eligible gifts from a minimum of $50 to an aggregate maximum gift of $10,000 per non-employee director, per calendar year. In addition, in 2022, we matched at a rate of 1.5x eligible gifts from a minimum of $50 to $10,000 per non-employee director, per calendar year to organizations, among others, that (i) support social justice and/or improve the lives of those in Black, Asian American Pacific Islander, and LGBTQ+ communities or (ii) provide services for the Ukrainian war relief efforts. Amounts also represent those provided through our Cboe Political Action Committee (“PAC”) Matching Gift Program that is available to non-employee directors. In 2022, we matched PAC contributions with eligible gifts from a minimum of $50 to an aggregate of $5,000 per non-employee director, per calendar year.
(4)	The amount shown in the Fees Earned or Paid in Cash column for Mr. Sunshine also includes fees of $25,500 for attending Committee or subsidiary board of directors or committee meetings.
(5)	The amount shown in the Fees Earned or Paid in Cash column for Mr. Matturri also includes fees of $45,000 earned for his service while a member of the boards of directors of our securities exchanges.
(6)	A portion of the amount shown in the All Other Compensation column for Mr. Ratterman was converted to U.S. dollars using a rate of £1.00 to $1.21, which was the exchange rate as of December 31, 2022.
(7)	Ms. Sommers resigned from the Board and Committees on June 30, 2022 and from the CFE and SEF boards and committees on July 19, 2022. The amount shown in the Fees Earned or Paid in Cash column reflects (i) the cash retainers and Committee meeting fees while on the Board and (ii) also includes fees of $54,750 for her service while a member of the boards of directors of CFE and SEF.
(8)	Mr. Tomczyk’s cash compensation was established in U.S. dollars and then paid in Canadian dollars. The amounts shown are in U.S. dollars. The amount shown in the All Other Compensation column for Mr. Tomczyk was converted to U.S. dollars using a rate of CAD1.00 to $0.74, which was the exchange rate as of December 31, 2022.

Director Stock Ownership and Holding Guidelines

The Compensation Committee has adopted stock ownership and holding guidelines, which provide that each non-employee director should own stock equal to five times the cash annual retainer for directors within five years of joining the Board or within four years of May 2019 for directors then-serving when the guidelines were updated in May 2019. For purposes of this ownership and holding requirement, (a) shares owned outright or in trust and (b) restricted stock, including shares that have been granted but are unvested, are included. In addition, each non-employee director is required to hold all of their shares until the guidelines are met, except for sales of shares to pay taxes with respect to the vesting or

Cboe Global Markets 2023 Proxy Statement	31

exercising of equity grants. Other than Mr. Matturri who was first elected to our Board in 2020, each of the non-employee incumbent directors has met the ownership requirement as of December 31, 2022.

Director Hedging and Pledging Policies

Under our Insider Trading Policy, our directors are prohibited from entering into transactions involving options to purchase or sell our common stock or other derivatives related to our common stock. Our Insider Trading Policy also prohibits directors from entering into any pledges or margin loans on shares of our common stock. In 2022, none of the directors had hedges, pledges or margin loans on shares of our common stock.

32	Cboe Global Markets 2023 Proxy Statement

executive Compensation

PROPOSAL 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board is providing our stockholders with an advisory vote to approve executive compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement in accordance with SEC rules. The Board has adopted a policy of providing for annual “say-on-pay” votes in accordance with the results of our last stockholder advisory vote. Our stockholders are also being asked at the Annual Meeting, as described in Proposal 3, to vote again on whether the say-on-pay vote should be held every 3 years, every 2 years, or every 1 year.

As discussed in the “Compensation Discussion and Analysis” section, our executive compensation program is designed to meet the following objectives:

      attract and retain talented and dedicated executives,

      motivate our executives to achieve corporate goals that create value for our stockholders, and align the compensation of our executive officers with stockholder returns.

The Compensation Committee has implemented the following best practices applicable to our executive officers to help achieve these objectives:

      a high proportion of total compensation is in the form of performance-based compensation with limits on all incentive award payouts,

      incentive awards are linked to the achievement of financial and relative stock price performance goals,

      stock ownership and holding guidelines,

      double trigger change in control provisions in equity awards and for severance benefits in an employment agreement and the Executive Severance Plan,

      prohibition on hedging of Company stock,

      prohibition on pledging of Company stock,

      no tax gross-up payments in the event of a change in control, and clawbacks of incentive compensation.

We believe that the compensation paid to the named executive officers is appropriate to align their interests with those of our stockholders to generate stockholder returns. Accordingly, the Board recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following non-binding resolution:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this Proxy Statement, including under the heading “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion.

Cboe Global Markets 2023 Proxy Statement	33

As this is an advisory vote, the outcome of the vote is not binding on us with respect to executive compensation decisions, including those relating to our named executive officers. Our Compensation Committee and Board value the opinions of our stockholders. The Compensation Committee and Board will consider the results of the say-on-pay vote and evaluate whether any actions should be taken in the future.

Non-binding approval of our executive compensation program requires that a majority of the shares cast on this matter be cast in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the vote.

The Board recommends that the stockholders vote FOR approval, in a non-binding resolution, of the compensation paid to our executive officers.

34	Cboe Global Markets 2023 Proxy Statement

PROPOSAL 3 - ADVISORY VOTE TO APPROVE THE FREQUENCY OF EXECUTIVE COMPENSATION VOTE

The Board is asking our stockholders to indicate the frequency with which they believe a “say-on-pay” vote, such as that provided for in Proposal 2 above, should occur. Stockholders may indicate whether they prefer that we hold a say-on-pay vote every 3 years, every 2 years, or every 1 year, or they may abstain.

At our 2017 Annual Meeting of Stockholders, a majority of our stockholders cast their vote in favor of holding an annual advisory vote on the compensation of our named executive officers. Following that meeting, the Board adopted a policy of providing for annual say-on-pay votes.

The Board continues to believe that a frequency of “every 1 year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a say-on-pay vote. The Board has designed our executive compensation program to align the interests of our executives and stockholders and create long-term value. While our executive compensation programs are designed to promote long-term connection between pay and performance, the Board recognizes executive compensation decisions and disclosures are made annually. Holding an annual advisory vote on executive compensation helps to provide us with more direct and immediate feedback on our compensation programs. We believe an annual advisory vote on executive compensation is consistent with our practice of engaging with our stockholders on corporate governance matters and our executive compensation philosophy, policies, and practices.

Accordingly, the Board recommends that our stockholders vote for a frequency of “every 1 year” when voting on the advisory vote on the frequency of a say-on-pay vote as set forth in the following resolution:

RESOLVED, that our stockholders approve, on an advisory basis, that the frequency with which they prefer to have a say-on-pay vote is:

     every 3 years;

     every 2 years;

     every 1 year; or

     abstain from voting.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every 1, 2, or 3 years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board's recommendation. The option between every 3, every 2, or every 1 years that receives a plurality of the votes cast in favor will be deemed to have passed. Abstentions and broker non-votes will not affect the vote.

As this is an advisory vote, the outcome of the vote is not binding on us and our Compensation Committee and Board. We may decide that it is in our interests and the interests of our stockholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes. Our Compensation Committee and Board expect to take into account the outcome of the vote when considering the frequency of future say-on-pay votes.

The Board recommends that the stockholders vote FOR the option of “EVERY 1 YEAR” for the frequency that we will hold a non-binding advisory vote to approve the compensation paid to our executive officers.

Cboe Global Markets 2023 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section is intended to provide our stockholders with an understanding of our compensation practices and philosophy, material elements of our executive compensation program, and the decisions made in 2022 with respect to the total compensation awarded to, earned by, or paid to each of the following 2022 “named executive officers” or “NEOs”:

Name	Title*
Edward T. Tilly	Chairman and Chief Executive Officer
Brian N. Schell	Executive Vice President, Chief Financial Officer and Treasurer
David Howson	Executive Vice President, Global President
Christopher A. Isaacson	Executive Vice President and Chief Operating Officer
Patrick Sexton	Executive Vice President, General Counsel and Corporate Secretary
*	Titles are as of December 31, 2022.

36	Cboe Global Markets 2023 Proxy Statement

This Compensation Discussion and Analysis section is organized as follows:

Cboe Global Markets 2023 Proxy Statement	37

Executive Summary

Principal Components of 2022 Executive Compensation

Base Salary (14.1% of CEO’s target pay mix)
Fixed level of cash compensation based on performance, expertise, experience, and market value
Target annual incentive is based on percentage of base salary
Annual Incentive Bonus (23.2% of CEO’s target pay mix)
Provides variable cash compensation payout opportunities to the extent pre-established EBITDA and net revenue corporate and individual performance goals are met over a one-year performance period

Individual performance goals include, among others, ESG related goals such as communicating with investors, succession planning with intentional focus on diversity, and ensuring recruitment, retention and rewarding of diverse, top performing talent

Payouts range 0% to 200% of executive’s target bonus opportunity
Long-Term Equity Awards -Restricted Stock Units (31.4% of CEO’s target pay mix)
Provides compensation in the form of Company shares to the extent three-year graded service period is met

Aligns interests of our executives who are not retirement eligible with those of our stockholders and encourages retention, and motivates them to focus on our long-term growth and increased stockholder value

-Performance Share Units (31.4% of CEO’s target pay mix)
Provides variable compensation in the form of Company shares to the extent pre-established relative total stockholder return (“TSR”) and earnings per share (“EPS”) goals are met over a 3-year period
Aligns the interests of our executives with stockholders, provides significant incentive for retention, and motivates our executives to focus on our long-term growth and increased stockholder value
Payouts range 0% to 200% of executive’s target number of PSUs

Performance Affecting Fiscal 2022 Annual Incentive Pay Outcomes

2022 Net Revenues	2022 Adjusted EBITDA[1]
$1,741.7 Million	$1,136.3 Million

110.5% of Target Earned	118.0% of Target Earned

Performance Affecting 2020-2022 PSU Pay Outcomes

3-Year Relative TSR	3-Year Adjusted EPS[1]
38th Percentile	$18.25

80.2% of Target PSUs Earned	200.0% of Target PSUs Earned

1 Adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”) and 3-year adjusted EPS are non-GAAP measures and reconciliations to GAAP measures are provided in Appendix A.

38	Cboe Global Markets 2023 Proxy Statement

Compensation Governance Practices

What we do	What we don’t do

     Mitigate compensation risk

     Enforce robust mandatory stock ownership and holding guidelines

     Utilize independent compensation consultant

     Maintain a Compensation Committee that is composed solely of independent directors

     Active engagement with stockholders

     Maintain double trigger change in control provisions in equity awards and for severance benefits in an employment agreement and the Executive Severance Plan

     Provide clawback provisions for cash incentive and equity incentive awards for executives

     Impose maximum caps and limits on short- and long-term incentive award payouts

Ä

No hedging of Company stock by executives

Ä

No pledging of Company stock by executives

Ä

No tax gross-ups upon a change in control or otherwise

Ä

No excessive use of employment contracts

Ä

No payouts for below threshold level for corporate performance

Ä

No excessive perquisites

Ä

No guaranteed incentive payments

2022 Business Highlights

Cboe Global Markets and its Board are committed to a corporate mission and strategy designed to create long-term stockholder value. Our strategy is to build one of the world’s largest global derivatives and securities networks to create value and drive growth by:

(1)	innovating to capture growing demand for trading products and data services, globally,
(2)	integrating across our ecosystems to increase efficiency and better serve customers, and
(3)	growing by accessing untapped addressable markets.

The following is a brief summary of our 2022 business highlights as they relate to the ongoing commitment of our team and the Board to this strategy and the key performance metrics used in our performance-based compensation program.

     Financial Results

o	Net revenues of $1,742 million for 2022, up 18% from $1,476 million for 2021.
o	Diluted EPS of $2.19 for 2022, down 55% from $4.92 for 2021, primarily due to the impairment of goodwill recognized in the Digital reporting unit.

     Business Results

o	Launched new products and added new indices, such as:
◾	Expanded S&P 500 Index (SPX) options suite with new and additional daily expirations;
◾	Added Tuesday and Thursday expirations for SPX weeklys;
◾	Launched trading in Mini S&P 500 Index (XSP) options during global trading hours;

Cboe Global Markets 2023 Proxy Statement	39

◾	Launched FLEX Micro options;
◾	Launched Nanos, a smaller and simpler option;
◾	Cboe Europe Derivatives Exchange launched new equity index products; and
◾	Launched Periodic Auctions in U.S. equities.
o	Increased utilization of the cloud for operations and data offerings, such as:
◾	Migrated corporate data and analytics platform to the cloud;
◾	Launched real-time Canadian equites market data, including via Cboe Global Cloud; and
◾	Added Pan-European equities market data to Cboe Global Cloud.
o	Joined the Pyth Network to bring market data to blockchain.
o	Acquired Cboe Digital Intermediate Holdings, LLC (formerly known as Eris Digital Holdings, LLC) and completed syndication, allowing entry into the digital asset spot and derivatives marketplaces.
o	Acquired NEO Exchange and migrated MATCHNow to Cboe technology, helping us to further grow in Canada.
o	Opened a new trading floor, beginning a new era of open outcry trading.
o	Continued integrations and technology migrations of prior acquisitions.
o	Grew market share, such as in:
◾	Cboe Australia and Cboe Japan, while continuing integrations and preparations for technology migrations;
◾	Global FX, to new record levels;
◾	Cboe Europe, making it again the largest Pan-European equities exchange; and
◾	Cboe Clear Europe to new records levels, making it the largest equities Pan-European clearing venue.
o	Awarded five full-ride college scholarships through Cboe Empowers, a community engagement program.

We believe that the performance of the Company demonstrates that management is keenly focused on driving the Company for sustainable long-term growth and diversifying the Company’s business, while obtaining short-term results. Our business continued to generate strong cash flows from operations and we were able to return $310 million to stockholders through dividends and share repurchases while retaining the flexibility to pursue new growth opportunities. To that end, in 2022:

      in keeping with our goal of consistent and sustainable dividend growth, we increased our quarterly dividend by 4% to $0.50 per share and paid cash dividends of $209 million; and

      we repurchased 876 thousand of our outstanding shares of common stock under a share repurchase program for a total of $101 million.

40	Cboe Global Markets 2023 Proxy Statement

As a result of these solid results in 2022, capital allocation decisions, and notwithstanding the broader market downturn in 2022, as of December 31, 2022, we achieved total stockholder returns and compound annual growth rates (“CAGR”), including reinvested dividends, of approximately:

    -2% over the past year;

    10% over the past three years, a 3% CAGR;

    8% over the past five years, a 2% CAGR; and

    395% over the past ten years, a 17% CAGR.

Executive Compensation Program Practices

Compensation Philosophy and Summary

Our executive compensation program is designed to attract and retain talented and dedicated executives who are instrumental in our achievement of key strategic business objectives. To meet these objectives, the Compensation Committee designed and implemented a program that links a substantial portion of executive compensation to the achievement of pre-set corporate and individual performance goals.

The Compensation Committee believes that our executive compensation program plays a vital role in contributing to the achievement of key strategic business objectives that ultimately drive long-term business success. Accordingly, we designed our executive compensation program to focus our executives on achieving critical corporate financial and strategic goals, while taking steps to position the business for sustained growth in financial performance over time.

Our executive compensation program generally consists of the following elements, in addition to retirement, health, and welfare benefits:

Cboe Global Markets 2023 Proxy Statement	41

The following charts show the 2022 total target compensation mix for the Chief Executive Officer and the other NEOs as a group. For the Chief Executive Officer and the other NEOs, the majority of 2022 total target compensation is “at-risk” (i.e., linked to achievement of performance goals and/or the value is tied to our common stock price) and, further, the majority of “at-risk” pay is in the form of equity awards. Total target compensation is the sum of an executive officer’s 2022 base salary, target annual incentive opportunity, and target value for long-term equity awards (i.e., RSUs and PSUs). The following does not reflect the special one-time long-term equity awards granted to Messrs. Schell and Isaacson and the promotion related long-term equity awards granted to Mr. Howson.

Company’s Response to Stockholder Vote on Say-on-Pay

At the 2022 Annual Meeting of Stockholders, our “say-on-pay” proposal received the support of over 93% of the votes cast for approval of our 2021 executive compensation program as disclosed in our 2022 Proxy Statement, and every year since going public in 2010, we have received over 85% stockholder support of our executive compensation programs.

The Compensation Committee has reviewed the results of the stockholder vote on our 2021 executive compensation program and considered such results supportive of our executive compensation program and the Compensation Committee’s measured approach to modifying our compensation practices to enhance their alignment with stockholder interests. In addition, the Compensation Committee has determined that the vote result did not warrant any large-scale changes to our executive compensation program; however, the Compensation Committee continues to take steps to help ensure our compensation practices remain aligned with best practices and stockholder interests.

Compensation Refinements

The Board and Compensation Committee determine actual annual incentive bonus payouts based on achieved results measured against pre-established corporate and individual performance goals. For 2022, with respect to the NEOs, the Compensation Committee increased the focus of the annual incentive program on corporate-wide results by discontinuing the use of functional group budget metrics in favor of enhancing the weighting of the adjusted EBITDA corporate performance metric and, in the case of

42	Cboe Global Markets 2023 Proxy Statement

Mr. Howson, also enhancing the weighting of the net revenue corporate performance metric. The Compensation Committee made these changes to better align the interests of our NEOs with our business strategy and our stockholders. The metrics and weightings were updated as follows:

2021 Performance Metrics

Named Executive Officer	Net Revenue	Adjusted EBITDA	Business Unit Performance
Edward T. Tilly	25%	45%	—%
Brian N. Schell	25%	35%	10%
David Howson	15%	15%	40%
Christopher A. Isaacson	25%	45%	—%
Patrick Sexton	25%	35%	10%

2022 Performance Metrics

Named Executive Officer	Net Revenue	Adjusted EBITDA
Edward T. Tilly	25%	45%
Brian N. Schell	25%	45%
David Howson	25%	45%
Christopher A. Isaacson	25%	45%
Patrick Sexton	25%	45%

2022 Target Annual Pay Opportunities

The following chart shows the 2022 total target compensation for each NEO.

			Target Long-Term
		Target Annual	Equity Awards
Named Executive Officer(1)	Base Salary	Incentive Bonus	RSUs (2)	PSUs (2)	Total
Edward T. Tilly	$1,265	$2,087	$2,824	$2,824	$9,000
Brian N. Schell (3)	$525	$735	$788	$788	$2,835
David Howson (3, 4)	$601	$781	$1,000	$1,000	$3,382
Christopher A. Isaacson (3)	$650	$975	$938	$938	$3,500
Patrick Sexton	$415	$498	$368	$368	$1,648
(1)	All amounts are in thousands. Numbers may not foot due to rounding.
(2)	Represents the target equity award value used to calculate the number of shares to grant.
(3)	Does not include Messrs. Schell’s and Isaacson’s special one-time equity awards and Mr. Howson’s promotion equity awards. See below for additional information.
(4)	Prior to May 12, 2022, Mr. Howson’s cash compensation was established and paid in British pounds. The amounts from January through the middle of May reported were converted on a monthly basis to U.S. dollars using rates of £1.00 to $1.32, $1.36, $1.36, $1.32, and $1.30, which were the exchange rates as of January 31, 2022, February 28, 2022, March 31, 2022, April 30, 2022, and May 12, 2022, respectively. From May 12, 2022 to August 1, 2022, Mr. Howson’s cash compensation was established in U.S. dollars and then paid in British pounds. These amounts were not converted back to U.S. dollars. After August 1, 2022, Mr. Howson’s cash compensation was established in U.S. dollars and then paid in U.S. dollars. As discussed below in further detail, in connection with Mr. Howson’s appointment to President in May 2022, his annual base salary was increased to $625,000 per annum, effective as of May 12, 2022, with a targeted annual bonus of 130% of base salary, and a targeted

Cboe Global Markets 2023 Proxy Statement	43

annual equity incentive award having a value of $2,762,500. For 2022, this included awards with a value of $2,000,000 that were granted on February 19, 2022 and promotion related equity awards with a value of $488,000 (representing a pro rata portion of the increase in the targeted annual equity incentive award for the remainder of 2022) that were granted on May 12, 2022 and equally split between (i) RSUs that will vest in three equal annual installments on February 19, 2023, February 19, 2024, and February 19, 2025 and (ii) PSUs subject to the achievement of earnings per share and performance share units subject to the achievement of total shareholder return (each 25% of the total award) that will vest at the conclusion of the applicable performance period. The reported base salary and target annual incentive bonus reflect applicable proration for his time as President. The target long-term equity award amounts do not reflect the promotion related long-term equity awards granted to Mr. Howson in May 2022.

This supplemental table is not required, but rather it is provided to demonstrate our NEOs’ total target compensation opportunity for 2022. Please refer to the Summary Compensation Table (“SCT”) below for complete disclosure of the total compensation of our NEOs reported in accordance with the SEC disclosure requirements.

Executive Compensation Program Governance Cycle

Throughout the year, the Board and the Compensation Committee are heavily involved in reviewing, monitoring, and approving, as applicable, the executive compensation program. The Compensation Committee, composed of all independent directors, is responsible for reviewing the various components of the total compensation program for all executive officers. The Compensation Committee met 8 times in 2022.

The Compensation Committee either approves or makes recommendations to the Board regarding compensation related decisions. Messrs. Tilly, Schell, Howson, and Isaacson generally attended portions of the 2022 meetings of the Compensation Committee to provide information and assistance, other than when the Compensation Committee discussed the respective executive’s compensation.

44	Cboe Global Markets 2023 Proxy Statement

While specific topics may vary from meeting to meeting and quarter to quarter, the following illustration describes the general annual cycle of the Board’s and Compensation Committee’s activities.

Q1
- For prior service year:
+ Review company and PSU performance
+ Evaluate individual performance
+ Determine incentive payment amounts
+ Approve CD&A and Compensation Committee Report
- For current service year:
+ Finalize base salary and target annual incentive opportunity
+ Finalize amounts, structure, mix and equity performance goals
+ Finalize corporate strategic and individual goals
+ Approve non-employee director compensation
- Discuss investor outreach, including executive compensation feedback
Q2
- Determine peer group composition
- Review stock ownership and holding levels
- Review stockholder vote on "say-on-pay" proposal
- Approve non-employee director equity awards
Q3
- Review proxy advisory firm feedback
- Evaluate independence of compensation consultant
- Assess any potential risks arising from compensation policies and practices
- Executive succession planning
- Conduct Compensation Committee annual self-assessment
Q4
- Review year-to-date company and PSU performance
- Discuss potential structure, mix and equity performance goals
- Discuss potential corporate strategic and individual goals

Independent Compensation Consultant

For 2022, the Compensation Committee engaged Meridian as its independent compensation consultant to provide the Compensation Committee with advice and assistance related to the design of our executive compensation program.

Meridian reviews our executive compensation program and advises the Compensation Committee on best practices and plan design to help improve the program’s effectiveness and alignment with market practices. In addition, Meridian provides advice to the Compensation Committee on the Company’s compensation peer group and on the competitive positioning of the various components of the executive compensation program.

Meridian consultants regularly attend meetings of the Compensation Committee. Meridian also meets with the Compensation Committee in executive session without management present and may communicate directly, as needed, with members of the Compensation Committee and the Board at large. Based on a review of its engagement of Meridian and consideration of factors set forth in SEC and BZX rules, the Compensation Committee determined that Meridian’s work did not raise any conflicts of interest and that it is independent from management.

Cboe Global Markets 2023 Proxy Statement	45

Tally Sheets

When reviewing compensation for the NEOs, the Compensation Committee may consider tally sheets that detail the various elements of compensation for each executive. These tally sheets, developed with the assistance of Meridian, are used to evaluate the appropriateness of each NEO’s total compensation package, to compare each executive’s total compensation opportunity with his or her actual payout, to assess the level of holding power in unvested equity awards, and to help ensure that the compensation appropriately reflects the executive compensation program’s focus on pay for performance and alignment with stockholder interests.

Peer Group and Comparative Data

For 2022 compensation decisions, the Compensation Committee considered competitive market data derived from a 22-company custom peer group and an executive compensation survey published by a third party that solely covered exchange holding companies, financial services firms, and technology-focused companies of similar size to Cboe.

The 22-company custom peer group was composed of exchange holding companies, financial services firms, and technology-focused companies with corporate profiles similar to ours. Based on the then-available fiscal year 2021 data, the Company’s annual revenue fell near the median of the peer group and the market capitalization and number of employees fell below the median of the peer group.

The Compensation Committee used the market data derived from the peer group and the executive compensation survey as points of reference, rather than as the sole determining factor in setting compensation for our NEOs.

Peer Group
Akamai Technologies, Inc.	London Stock Exchange Group plc
Broadridge Financial Solutions, Inc.	LPL Financial Holdings Inc.
Citrix Systems, Inc.	MarketAxess Holdings Inc.
CME Group Inc.	MSCI Inc.
Deutsche Borse AG	Nasdaq, Inc.
Equifax Inc.	SEI Investments Company
Euronet Worldwide, Inc.	Stifel Financial Corp.
FactSet Research Systems Inc.	Synopsys, Inc.
Fortinet, Inc.	TransUnion
Intercontinental Exchange, Inc.	Verisk Analytics, Inc.
Jack Henry & Associates, Inc.	Virtu Financial, Inc.

Following the 2022 compensation decisions, the Compensation Committee reviewed the peer group. The Committee reviewed the data provided by Meridian and compared our corporate performance to our peer group in the areas of revenues, gross profit, market capitalization, and number of employees. The Committee also considered business descriptions, complexity of business, and other qualitative factors. The Committee made no changes to the peer group.

46	Cboe Global Markets 2023 Proxy Statement

2022 Elements of Executive Compensation Program

Base Salary

The base salary for our NEOs is designed to be part of a competitive total compensation package when compared to our peer group. Base salary provides our NEOs with a measure of certainty within their total compensation package and provides a baseline for their target payout opportunity under the annual incentive plan. In setting base salary, in addition to considering market benchmark data derived from our peer group and an executive compensation survey, the Compensation Committee also considered for each NEO the following factors:

position,	individual performance,
experience,	potential to influence our future success, and
industry specific knowledge,	total compensation.
level of responsibility,

For 2022, the Compensation Committee approved or made recommendations to the Board regarding the base salaries for each of the NEOs, with input in part from Mr. Tilly regarding the individual performances of Messrs. Schell, Howson, Isaacson, and Sexton. Below are the annualized base salary amounts at December 31, 2022 and 2021 for the NEOs and the aggregate percent change.

	2021 Base	2022 Base	Percent
Named Executive Officer	Salary (1)	Salary (1)	Change
Edward T. Tilly	$1,265	$1,265	0%
Brian N. Schell	$525	$525	0%
David Howson (2)	$567	$625	10%
Christopher A. Isaacson	$650	$650	0%
Patrick Sexton	$415	$415	0%
(1)	In thousands
(2)	The amount reported for 2022 is in U.S. dollars. Mr. Howson received all of his cash compensation in 2021 in British pounds. In 2021, Mr. Howson’s cash compensation was established and paid in British pounds. The 2021 amounts reported were converted to U.S. dollars using a rate of £1.00 to $1.35, which was the exchange rate as of December 31, 2021.

The base salary for Mr. Howson increased due to his assumption of additional responsibilities as the Global President of the Company and to align compensation more closely with comparative market data. Mr. Howson’s 2022 annualized base salary increase was effective May 12, 2022. Mr. Howson’s actual 2022 paid salary was pro-rated based on the time in the new role. Prior to this base salary increase, Mr. Howson’s 2022 base salary remained the same as his annualized 2021 base salary.

Annual Incentive

Overview. The annual incentive, or bonus, component of the total compensation package paid to our NEOs is designed to reward the achievement of key corporate and individual performance goals that drive our annual operating and financial results.

Cboe Global Markets 2023 Proxy Statement	47

The Compensation Committee established a target annual incentive opportunity for each of the NEOs by considering market benchmark data derived from our peer group and an executive compensation survey, and separately by considering the following factors:

position,	individual performance,
experience,	potential to influence our future success, and
industry specific knowledge,	total compensation.
level of responsibility,

The table below shows each NEO’s 2021 and 2022 target annual incentive opportunity, shown as a percentage of salary, and the change in percentage points.

1
	2021 Target Annual	2022 Target Annual
	Incentive	Incentive
	Opportunity as	Opportunity as	Change in
	Percentage of	Percentage of	Percentage
Named Executive Officer	Base Salary	Base Salary	Points
Edward T. Tilly	165%	165%	0	pts
Brian N. Schell	140%	140%	0	pts
David Howson	110%	130%	20	pts
Christopher A. Isaacson	150%	150%	0	pts
Patrick Sexton	120%	120%	0	pts

The target annual incentive opportunity for Mr. Howson increased due to his assumption of additional responsibilities and to align compensation more closely with comparative market data. Mr. Howson’s target annual incentive opportunity payout is based on his pro-rated base salary, which increased mid-year due to his assumption of additional responsibilities as the Global President of the Company.

The Compensation Committee determines actual annual incentive bonus payouts based on achieved results measured against pre-established performance goals. The use of pre-established performance metrics and related goals creates an annual incentive plan that rewards our executive officers for strong performance, reduces payouts when performance does not meet target and eliminates payouts if performance does not meet threshold. In addition, the performance metrics and related goals create a structured, formulaic annual incentive plan—the executive officers know throughout the year what needs to be accomplished and what specific bonus dollar amounts can be earned at different performance levels.

48	Cboe Global Markets 2023 Proxy Statement

The following is a graphical depiction showing the formula used for determining annual incentive bonus payouts.

For the 2022 annual incentive plan the Compensation Committee approved two types of performance metrics: (i) corporate performance metrics (weighted 70%) and (ii) individual performance metrics (weighted 30%). The Compensation Committee established goals at threshold, target, and maximum performance levels with respect to the corporate performance metrics. However, given the nature of the individual performance metrics, the Compensation Committee did not set a range of individual performance levels. Rather, the Compensation Committee determined each NEO’s payout based on the assessment of the executive officer’s actual performance measured against pre-established individual performance goals.

The Company will pay no annual incentive bonus if actual corporate performance is below threshold. The following chart shows the bonus payout opportunity for each NEO at various performance levels.

		Target Annual
		Incentive
		Opportunity as	Annual Bonus Payout
	Base	Percentage of	Opportunity (1)
Named Executive Officer	Salary (1)	Base Salary	Threshold	Target	Maximum
Edward T. Tilly	$1,265	165%	$365	$2,087	$4,175
Brian N. Schell	$525	140%	$129	$735	$1,470
David Howson (2)	$601	130%	$137	$781	$1,563
Christopher A. Isaacson	$650	150%	$171	$975	$1,950
Patrick Sexton	$415	120%	$87	$498	$996
(1)	In thousands
(2)	Prior to May 12, 2022, Mr. Howson’s cash compensation was established and paid in British pounds. The amounts from January through the middle of May reported were converted on a monthly basis to U.S. dollars using rates of £1.00 to $1.32, $1.36, $1.36, $1.32, and $1.30, which were the exchange rates as of January 31, 2022, February 28, 2022, March 31, 2022, April 30, 2022, and May 12, 2022, respectively. From May 12, 2022 to August 1, 2022, Mr. Howson’s cash compensation was established in U.S. dollars and then paid in British pounds. These amounts were not converted back to U.S. dollars. After August 1, 2022, Mr. Howson’s cash compensation was established in U.S. dollars and then paid in U.S. dollars. Mr. Howson’s target annual incentive opportunity payout is based on his pro-rated base salary, which increased mid-year to $625,000 on an annualized basis due to his assumption of additional responsibilities as the Global President of the Company.

Cboe Global Markets 2023 Proxy Statement	49

Corporate Performance. For the 2022 annual incentive plan, the Compensation Committee approved the following corporate performance metrics for Messrs. Tilly, Schell, Howson, Isaacson, and Sexton: (i) net revenue (weighted 25%) and (ii) adjusted EBITDA (weighted 45%). These performance metrics, in the aggregate, are weighted 70% of each NEO’s target annual incentive opportunity. The Compensation Committee approved these metrics for the following reasons:

      to align the interests of our executives with stockholders,

      to focus our executives on long-term growth by continuing to increase our revenue and earnings by increasing trading in our products, and to allocate a larger weighting to adjusted EBITDA growth rather than to revenue growth because executives are able to influence adjusted EBITDA growth to a greater degree than revenue growth.

The Compensation Committee also established goals at threshold, target, and maximum performance levels and payouts with respect to the corporate performance metrics. The Compensation Committee used straight-line interpolation to determine payouts for performance results in between the threshold and target performance levels and in between the target and maximum performance levels. The percentage payout of target incentive opportunity for each of the metrics is 25% for threshold, 100% for target, and 200% for maximum.

For each NEO, the table below shows the corporate performance metric threshold, target, and maximum goals, actual performances and percentage payouts of target for 2022. The table below also shows each officer’s 2022 Percentage Payout of Target based on achieved performance.

Performance Metrics	Weighting	Threshold*	Target*	Maximum*	Actual*	Percentage Payout of Target
Net Revenue	25%	$1,418	$1,576	$1,733	$1,742	200%
Adjusted EBITDA (1)	45%	$819	$963	$1,108	$1,136	200%
*	In millions
(1)	Adjusted EBITDA for the Company is a non-GAAP measure used by the Company and a reconciliation of actual performance to a GAAP measure is provided in Appendix A.

The achievement of net revenue and adjusted EBITDA are measured as of December 31, 2022. In February 2023, the Board approved the actual performance of net revenue and adjusted EBITDA.

The actual adjusted EBITDA results for the Company include our acquisitions of Cboe Digital, formerly known as Eris Digital Holdings, LLC, and NEO Exchange and exclude the impairment related to Cboe Digital. The actual performance results include our acquisitions and exclude the impairment to allow for a more comparable measure of actual performance against the pre-established corporate performance metric goals. These pre-established goals were based on the 2022 annual budget, which was adjusted for deal model assumptions related to Cboe Digital and NEO Exchange, that was developed prior to, and does not include, the impairment.

Individual Performance. For the 2022 annual incentive plan, individual performance goals comprised 30% of each NEO’s target annual incentive opportunity. Based upon the level of achievement for the individual performance goals, the Compensation Committee determined the payout percentage of target annual incentive award opportunity for individual performance for each NEO.

50	Cboe Global Markets 2023 Proxy Statement

In 2022, with respect to each NEO, the Compensation Committee set the following corporate strategic goals and considered, among other items, the following achieved performance in 2022:

Goal	Performance
Create World-Class Employee Experience Enhance our employee experience through improved culture and communications to achieve satisfaction, engagement, career development and retention
●
Regular communications with employees, such as townhalls, weekly letters, and fireside chats
●
Completed and analyzed employee engagement survey, while improving engagement scores
●
Launched flexible work environment and productivity tooling
●
Increased employee resource group engagement
●
Held routine succession planning meetings to determine appropriate talent pipeline, including a focus on diverse talent
●
Increased focus on and tracking of the employment and hiring of diverse talent

Focus on Client Driven Solutions Listen to our customers to develop and deploy smart, innovative products and services to address their needs and support efficient markets
●
Drove increased sales growth
●
Data driven consultation and sales campaign in equities markets to drive market share
●
Grew market share in Cboe Europe, making it again the largest Pan-European equities exchange
●
Became global go-to ETP listing solution
●
Expanded S&P 500 Index (SPX) options suite with new and additional daily expirations
●
Launched FLEX Micro options
●
Created new data platform in the cloud, driving new insights into customer behavior and supporting a new client coordination model
●
Launched Nanos, a smaller and simpler option
●
Developed new U.S Treasuries platform
●
Provided world class education on our products through conferences, including a global Risk Management Conference in Iceland
●
Launched Periodic Auctions in U.S. equities

Mergers and Acquisitions Excellence Ensure integration excellence for customers of newly acquired companies and all employees, new and existing
●
Recognized goodwill impairment charge on the Cboe Digital, formerly known as Eris Digital Holdings, LLC, asset
●
Favorable post close employee engagement scores
●
Acquired companies that accelerated diversification of geographic and asset class offerings

Cboe Global Markets 2023 Proxy Statement	51

●
Focused on integrations, re-platforming, and migrations of acquisitions, including successful migration of MATCHNow to Cboe technology
●
Significant integration and technology migrations of Data & Access Solutions platforms helping to enable current and future growth

Expand & Enhance Global Derivatives Offering Broaden global footprint and access for all new and existing derivatives products and platforms
●
Launched trading in Mini S&P 500 Index (XSP) options during global trading hours
●
Added Tuesday and Thursday expirations for SPX weeklys
●
Launched new open-outcry trading floor
●
Established Cboe Labs to continue to enhance and generate new tradable products
●
Implemented market structure enhancements
●
Cboe Europe Derivatives Exchange launched new equity index products

Expand Global Data and Access Solutions Footprint Grow non-transaction revenue globally
●
Became Morningstar’s preferred index distributor
●
Migrated corporate data and analytics platform to the cloud and harmonized historical data
●
Launched real-time Canadian equites market data, including via Cboe Global Cloud
●
Added Pan-European equities data to Cboe Global Cloud
●
Joined the Pyth Network to bring market data to blockchain
●
Expanded options analytics, derivatives index benchmarks, and index platform to Europe
●
Started expansion into Asia Pacific region
●
Restructured Cboe Global Indices

The Compensation Committee received input from Mr. Tilly regarding the individual performances and recommendations regarding incentive compensation of the executive officers, including Messrs. Schell, Howson, Isaacson, and Sexton. The Compensation Committee, with input from the Board, also evaluated the individual performance of Mr. Tilly. More specifically, with respect to Messrs. Tilly, Schell, Howson, and Isaacson, the Compensation Committee set the following individual goals and considered, among other items, the following achieved performance in 2022.

52	Cboe Global Markets 2023 Proxy Statement

The table below shows Mr. Tilly’s individual goals and achieved performance highlights in 2022.

Goal	Performance
Manage the Company and its affiliates to achieve the corporate strategic goals listed above	● As discussed above and in “2022 Business Highlights,” overall, substantially performed on targeted 2022 strategic goals
Manage internal and external communications with the investment community, government and the public to promote integrity of the markets and confidence in our innovation superiority and products
●
Engaged with holders of approximately 30% percent of our common stock outstanding at investor and industry conferences, and by participating in informational fireside chats, conducting investor road shows, and hosting meetings
●
Met with global government officials, lawmakers, and regulators
●
Released updated and enhanced ESG Report

Manage business continuity with scalable, efficient growth across global footprint	● Held routine succession planning meetings to determine appropriate talent pipeline and retention risk ● Managed employee retention and transitions
Execute against the Company’s succession plan with intentional focus on diversity
●
Held succession planning meetings with Compensation Committee and Board
●
Identified and developed a successor talent bench across critical positions
●
Reviewed and tracked diversity metrics, including related to promotions and retention

The table below shows Mr. Schell’s individual goals and achieved performance highlights in 2022.

Goal	Performance
Manage the Company and its affiliates to achieve the corporate strategic goals listed above	● As discussed above and in “2022 Business Highlights,” overall, substantially performed on targeted 2022 strategic goals
Effectively communicate with the investment community, customers, and the public so as to cultivate a loyal stockholder and customer base
●
Engaged with holders of approximately 30% percent of our common stock outstanding at investor and industry conferences, and by participating in informational fireside chats, conducting investor road shows, and hosting meetings
●
Continued open dialogue with customers

Mergers and acquisitions global excellence including effective integration	● Integrating BIDS Trading, Cboe Japan, Cboe Australia, Cboe Digital, and NEO Exchange ● Started technology migrations of Cboe Australia and Cboe Japan

Cboe Global Markets 2023 Proxy Statement	53

Manage the financial and administrative functions of the Company and its affiliates	● Issued financial statements in a timely and accurate manner ● Regrettable attrition remained at or below 5% ● Developed succession plans and successfully implemented employee transitions

Ensure recruitment, retention and rewarding of diverse, top performing talent and institutional knowledge by driving overall engagement and innovation, including during integration of any mergers and acquisitions

●
Held routine succession planning meetings to determine appropriate talent pipeline, including focus on recruitment and retention of key, diverse talent through the integration of several acquisitions and organic growth in 2022
●
Continued to maintain high employee retention, despite highly competitive job market

The table below shows Mr. Howson’s individual goals and achieved performance highlights in 2022.

Goal	Performance
Manage the Company and its affiliates to achieve the corporate strategic goals listed above	● As discussed above and in “2022 Business Highlights,” overall, substantially performed on targeted 2022 strategic goals
Effectively communicate with the investment community, customers, and the public so as to cultivate a loyal stockholder and customer base
●
Engaged with holders of approximately 30% percent of our common stock outstanding at investor and industry conferences, and by participating in informational fireside chats, conducting investor road shows, and telephonic meetings
●
Continued open dialogue with customers

Mergers and acquisitions global excellence including effective integration	● Integrating BIDS Trading, Cboe Japan, Cboe Australia, Cboe Digital, and NEO Exchange ● Started technology migrations of Cboe Australia and Cboe Japan
Manage development and execution of customer led innovations and solutions across business lines	● Developed and implemented global client coordination model ● Global business lines introduced wide range of differentiated new features, offerings, and market structure changes

54	Cboe Global Markets 2023 Proxy Statement

Ensure recruitment, retention and rewarding of diverse, top performing talent and institutional knowledge by driving overall engagement and innovation, including during integration of any mergers and acquisitions

●
Held routine succession planning meetings to determine appropriate talent pipeline, including focus on recruitment and retention of key, diverse talent through the integration of several acquisitions and organic growth in 2022
●
Successfully implemented multiple leadership transitions, including President of Europe and President of APAC region
●
Continued to maintain high employee retention, despite highly competitive job market

The table below shows Mr. Isaacson’s individual goals and achieved performance highlights in 2022.

Goal	Performance
Manage the Company and its affiliates to achieve the corporate strategic goals listed above	● As discussed above and in “2022 Business Highlights,” overall, substantially performed on targeted 2022 strategic goals
Effectively communicate with the investment community, customers, and the public so as to cultivate a loyal stockholder and customer base
●
Engaged with holders of approximately 30% percent of our common stock outstanding at investor and industry conferences, and by participating in informational fireside chats, conducting investor road shows, and hosting meetings
●
Continued open dialogue with customers

Manage the operation of the Company and its affiliates to ensure reliable, efficient, and innovative service at a competitive cost
●
Prudent expense growth to help fuel revenue growth
●
Continued seamless work from home for global employee base without business disruption
●
Continued monitoring of EBITDA margins
●
Weekly software releases continued across our platforms, executing against strategic technology roadmap
●
Follow-the-sun disciplines in place across many functions, now optimizing for location, efficiency, and effectiveness

Cboe Global Markets 2023 Proxy Statement	55

Maintain a high level of systems performance and availability while driving innovation and merger and acquisition integrations
●
Integrating BIDS Trading, Cboe Japan, Cboe Australia, Cboe Digital, and NEO Exchange
●
Successfully migrated MATCHNow in Canada to Cboe technology
●
Started technology migrations of Cboe Australia and Cboe Japan
●
100% uptime across 25 of our 26 markets in 2022, another year marked by continued increased volatility, volume, and system messaging
●
Significantly increased utilization of the cloud for operations and data offerings including migrating corporate data and analytics platform and adding real-time Canadian and European equities market data to Cboe Global Cloud

Assess risks to the Company and ensure they are monitored and minimized
●
Reviewed and analyzed enterprise risk management program on a periodic basis with key Company leaders and the Risk Committee, including emerging risks due to the Russia-Ukraine conflict, human capital, supply chain disruption, and numerous acquisitions
●
Implemented additional metrics that are updated on a recurring basis to help inform our risk profile
●
Integrated newly acquired entities into our enterprise risk management program
●
Continued significant investment and enhancements to our Global Information Security Posture and Program

Ensure recruitment, retention and rewarding of diverse, top performing talent and institutional knowledge by driving overall engagement and innovation, including during integration of any mergers and acquisitions

●
Held routine succession planning meetings to determine appropriate talent pipeline, including focus on recruitment and retention of key, diverse talent through the integration of several acquisitions and organic growth in 2022
●
Successfully implemented multiple leadership transitions, including global CTO, President of Cboe Digital, and COO of Europe
●
Continued to maintain high employee retention, despite highly competitive job market

The Compensation Committee and the Board of Directors applied negative discretion to reduce applicable individual performance payouts due to the recognized goodwill impairment charge on the Cboe Digital asset, formerly known as Eris Digital Holdings, LLC, which was acquired in 2022. Additionally, based on, among other items, the above performances, input from Mr. Tilly regarding performances, and its deliberations, the Compensation Committee and the Board of Directors, as

56	Cboe Global Markets 2023 Proxy Statement

applicable, determined the payout percentage for individual performance of each NEO’s target annual incentive award opportunity. Such individual performance payouts ranged from 80% to 120% of target.

Actual Performance and Payouts. For 2022, the following table shows the combined payout percentage for corporate and individual performance of each NEO’s target annual incentive award opportunity. The “Non-Equity Incentive Plan Compensation” column of the SCT below reflects amounts paid under the annual incentive plan.

	2022 Target Annual
	Incentive	2022 Percentage
	Opportunity as	Payout of
	Percentage of	Target Incentive
Named Executive Officer	Base Salary	Opportunity
Edward T. Tilly	165%	164%
Brian N. Schell	140%	176%
David Howson	130%	164%
Christopher A. Isaacson	150%	166%
Patrick Sexton	120%	173%

Long-Term Incentive Plan

Overview. The Compensation Committee strongly believes that a stock ownership culture enhances our long-term success. We have adopted the Second Amended and Restated Long-Term Incentive Plan, which was approved by stockholders at the 2016 Annual Meeting of Stockholders. Under the plan, the Compensation Committee may grant equity or cash awards, including restricted stock, RSUs, and options. Stock options were not featured in our long-term incentive program in 2022.

The Compensation Committee believes that equity awards assist us in meeting the following goals:

      aligning the financial interests of our executive officers with the interests of our stockholders;

      aligning our executive compensation with that of our peers in terms of components and value;

      providing competitive compensation to assist in retaining highly skilled and qualified executives; and

      deferring a significant portion of total compensation to the future, providing strong retentive value and linking the ultimate value of the award to our future stock price.

2022 Grants. For 2022, the Compensation Committee set each NEO’s 2022 target long-term incentive value based on comparative peer group and executive compensation survey market data and individual performance. Once the Compensation Committee set the target long-term incentive value for each NEO, one-half of the target value was granted in the form of time-based RSUs and one-half of the target value was granted in the form of PSUs.

      Time-Based Restricted Stock Units. Time-based RSUs comprise 50% of each NEO’s 2022 total target long-term incentive award value. These RSUs are subject to a three-year vesting period, with one-third of the RSUs vesting on each of the first, second, and third anniversaries of the grant date. The vesting of these awards is not subject to performance conditions. The Compensation Committee granted time-based RSUs to align the interests of management with those of our stockholders and to provide a retention incentive.

      Performance-Based Restricted Stock Units. PSUs comprise the remaining 50% of each NEO’s 2022 total target long-term incentive award value. As described below, one-half of PSU grants are subject to the achievement of relative TSR measured against pre-determined relative

Cboe Global Markets 2023 Proxy Statement	57

performance goals and one-half of PSU grants are subject to the achievement of EPS measured against pre-determined performance goals, both over a three-year performance period. The PSU grants cliff-vest following the completion of the three-year performance period, to the extent performance goals are achieved.

o	Performance-Based Restricted Stock Units subject to Relative Total Stockholder Return (“PSUs-TSR”). 25% of the 2022 total target long-term incentive award value is subject to the achievement of relative TSR measured against pre-determined relative performance goals over a three-year performance period. The number of PSUs-TSR that will vest at the end of the three-year performance period will vary from 0% to 200% of the target number of PSUs-TSR granted to each NEO, based on our TSR relative to the TSR for the S&P 500 Index during the three-year performance period. We calculate TSR as the increase in our stock price over the performance period plus reinvested dividends, divided by the stock price at the beginning of the performance period.

The Compensation Committee selected the relative TSR performance metric to incent management to increase TSR for the benefit of stockholders, and believes that tying a portion of each executive’s compensation to TSR compared to a broad index encourages management to generate superior returns.

o	Performance-Based Restricted Stock Units subject to Earnings Per Share (“PSUs-EPS”). 25% of the 2022 total target long-term incentive award value is subject to the achievement of cumulative EPS measured against pre-determined performance goals over a three-year performance period. The number of PSUs-EPS that will vest at the end of the three-year performance period will vary from 0% to 200% of the target number of PSUs-EPS granted to each NEO, based on our cumulative EPS during the three-year performance period, as adjusted for certain extraordinary, unusual or non-recurring items.

The Compensation Committee selected the cumulative EPS performance metric to encourage management to continue growing the business and increasing trading and listings on our exchanges. Because of the operating leverage inherent in our business, the Compensation Committee believes that EPS growth over the next three years is an appropriate performance measure for these awards.

PSUs-TSR and PSUs-EPS are equally weighted to encourage management to maintain an equal focus on enhancing Company TSR and profitably grow the Company to increase EPS.

The Company will settle vested RSUs and PSUs in shares of the Company’s common stock. For each vested RSU or PSU, the NEO will receive one share of our common stock. To receive shares earned under RSUs and PSUs, an NEO must be continuously employed during the applicable service period or performance period. Vesting of RSUs and PSUs will be accelerated in the event of a change in control followed by a qualified termination or in the event of a participant’s earlier death, disability or qualified retirement. Messrs. Tilly, Schell, and Sexton are entitled to acceleration of vesting in full of RSU awards and full or pro-rata vesting of certain PSU awards, as applicable, because they have satisfied, as of December 31, 2022, the retirement requirements of 55 years of age and 10 years of service.

2022 Time-Based RSU Grants. The following table shows the target equity award value and number of time-based RSUs that were granted to each NEO on February 19, 2022. The target equity award value and the closing share price on February 10, 2022 were used to calculate the number of RSUs that were granted on February 19, 2022.

58	Cboe Global Markets 2023 Proxy Statement

Named Executive Officer	# of RSUs	Target Value of RSUs
Edward T. Tilly	23,319	$2,823,875
Brian N. Schell	6,503	$787,500
David Howson	8,258	$1,000,000
Christopher A. Isaacson	7,742	$937,500
Patrick Sexton	3,035	$367,500

2022 Performance-Based RSU Grants. The following table shows the target equity award value and number of PSUs (tied to TSR and EPS performance) that were granted to each NEO on February 19, 2022 and the number of PSUs that would be paid at achievement of threshold, target, and maximum performance goals. The target equity award value and the closing share price on February 10, 2022 were used to calculate the number of PSUs that were granted on February 19, 2022.

		# of PSUs			Target Value of PSUs
		Threshold	Target	Maximum
Named Executive Officer	Performance Metric	(50% Payout)	(100% Payout)	(200% Payout)
Edward T. Tilly	2022-2024 TSR	5,830	11,660	23,320	$1,411,938
	2022-2024 EPS	5,830	11,660	23,320	$1,411,938
Brian N. Schell	2022-2024 TSR	1,626	3,252	6,504	$393,750
	2022-2024 EPS	1,626	3,252	6,504	$393,750
David Howson	2022-2024 TSR	2,065	4,129	8,258	$500,000
	2022-2024 EPS	2,065	4,129	8,258	$500,000
Christopher A. Isaacson	2022-2024 TSR	1,936	3,871	7,742	$468,750
	2022-2024 EPS	1,936	3,871	7,742	$468,750
Patrick Sexton	2022-2024 TSR	759	1,518	3,036	$183,750
	2022-2024 EPS	759	1,518	3,036	$183,750

The following table displays the threshold, target, and maximum performance goals for the PSU awards granted in 2022, measured over the performance period beginning on January 1, 2022 and ending on December 31, 2024.

	Threshold	Target	Maximum
	(50% Payout)	(100% Payout)	(200% Payout)
Relative TSR Compared to S&P 500	20th Percentile	50th Percentile	80th Percentile
Cumulative EPS	$20.03	$22.03	$24.16

For performance levels that fall between the goals shown above, the percentage of PSUs that vest will be determined by straight line interpolation, provided that no PSUs will vest if the performance does not equal or exceed the threshold amount.

2022 Special One-Time and Promotion Grants. In 2022, the Compensation Committee and the Board, as applicable, granted the following special one-time equity awards ("Special Grants") to Messrs. Schell and Isaacson and promotion related equity awards (“Promotion Grants”) to Mr. Howson.

Messrs. Schell’s and Isaacson’s Special One-Time Grants

The Compensation Committee and the Board, as applicable, granted the Special Grants to further align the interests of Messrs. Isaacson and Schell with stockholders, recognize past performance, and provide an additional retention incentive.

Cboe Global Markets 2023 Proxy Statement	59

The following table shows the target equity award value and number of PSUs (tied to TSR and EPS performance) that were granted to Messrs. Schell and Isaacson on February 19, 2022. The target equity award value and the closing share price on February 10, 2022 were used to calculate the number of PSUs that were granted on February 19, 2022.

		# of PSUs			Target Value of PSUs
		Threshold	Target	Maximum
Named Executive Officer	Performance Metric	(50% Payout)	(100% Payout)	(200% Payout)
Brian N. Schell	2022-2024 TSR	1,652	3,304	6,608	$400,000
	2022-2024 EPS	1,652	3,304	6,608	$400,000
Christopher A. Isaacson	2022-2024 TSR	517	1,033	2,066	$125,000
	2022-2024 EPS	517	1,033	2,066	$125,000

The following table displays the threshold, target, and maximum performance goals for these PSU awards granted in 2022, measured over the performance period beginning on January 1, 2022 and ending on December 31, 2024.

	Threshold	Target	Maximum
	(50% Payout)	(100% Payout)	(200% Payout)
Relative TSR Compared to S&P 500	20th Percentile	50th Percentile	80th Percentile
Cumulative EPS	$20.03	$22.03	$24.16

For performance levels that fall between the goals shown above, the percentage of PSUs that vest will be determined by straight line interpolation, provided that no PSUs will vest if the performance does not equal or exceed the threshold amount. These special equity incentive awards do not provide for qualified retirement eligibility.

Mr. Howson’s Promotion Grants

The Compensation Committee and the Board granted on May 12, 2022 the Promotion Grants to Mr. Howson to further align his interests with those of our stockholders, recognize his expanded role and promotion to Global President, and provide an additional retention incentive. Further, Mr. Howson’s Promotion Grants represent the pro-rata portion of additional target long-term equity award values related to his promotion to Global President. The grant date fair value of his annualized target long-term equity awards reflecting his promotion for 2022 was $2,762,500.

The following table shows the target equity award value and number of time-based RSUs that were granted to Mr. Howson on May 12, 2022. The target equity award value and the closing share price on May 12, 2022 were used to calculate the number of RSUs that were granted on May 12, 2022. These RSUs will vest in three equal annual installments on February 19, 2023, February 19, 2024, and February 19, 2025.

Named Executive Officer	# of RSUs	Target Value of RSUs
David Howson	2,280	$244,000

The following table shows the target equity award value and number of PSUs (tied to TSR and EPS performance) that were granted to Mr. Howson on May 12, 2022 and the number of PSUs that would be paid at achievement of threshold, target, and maximum performance goals. The target equity award value and the closing share price on May 12, 2022 were used to calculate the number of PSUs that were granted on May 12, 2022.

60	Cboe Global Markets 2023 Proxy Statement

		# of PSUs			Target Value of PSUs
		Threshold	Target	Maximum
Named Executive Officer	Performance Metric	(50% Payout)	(100% Payout)	(200% Payout)
David Howson	2022-2024 TSR	570	1,140	2,280	$122,000
	2022-2024 EPS	570	1,140	2,280	$122,000

The following table displays the threshold, target, and maximum performance goals for these PSU awards granted in 2022, measured over the performance period beginning on January 1, 2022 and ending on December 31, 2024.

	Threshold	Target	Maximum
	(50% Payout)	(100% Payout)	(200% Payout)
Relative TSR Compared to S&P 500	20th Percentile	50th Percentile	80th Percentile
Cumulative EPS	$20.03	$22.03	$24.16

For performance levels that fall between the goals shown above, the percentage of PSUs that vest will be determined by straight line interpolation, provided that no PSUs will vest if the performance does not equal or exceed the threshold amount.

2020 PSU Grants Vested. The Compensation Committee and the Board, as applicable, approved grants on February 19, 2020 of PSUs (“2020 PSUs”) to our NEOs. The 2020 PSUs were subject to the achievement of TSR and EPS measured against the pre-determined performance goals, both over a three-year performance period beginning on January 1, 2020 and ending on December 31, 2022. In early 2023, the Compensation Committee determined that the following performance was achieved resulting in the indicated payout:

      The TSR percentile attained was the 38th percentile, which resulted in the vesting of 80.2% of the target number of PSUs-TSR granted to each applicable NEO.

      The 3- year adjusted EPS attained was $18.25 1, which resulted in the vesting of 200.0% of the target number of PSUs-EPS granted to each applicable NEO.

(1)	The 3-year adjusted EPS is a non-GAAP measure used by the Company and a reconciliation to a GAAP measure is provided in Appendix A.

The specific performance goals for the PSUs-TSR and PSUs-EPS for the 2020-2022 performance period were previously disclosed in our proxy statement covering 2020 compensation.

Cboe Global Markets 2023 Proxy Statement	61

The table below shows the number of 2020 PSUs that vested at the conclusion of the applicable performance period for each applicable NEO and does not include dividend equivalent payments.

		# of PSUs
		at Target	# of PSUs
Named Executive Officer	Performance Metric	(100% Payout)	Vested
Edward T. Tilly	2020-2022 TSR	9,529	7,643
	2020-2022 EPS	9,529	19,058
Brian N. Schell	2020-2022 TSR	3,042	2,440
	2020-2022 EPS	3,042	6,084
David Howson	2020-2022 TSR	1,318	1,058
	2020-2022 EPS	1,318	2,636
Christopher A. Isaacson	2020-2022 TSR	3,548	2,846
	2020-2022 EPS	3,548	7,096
Patrick Sexton	2020-2022 TSR	1,268	1,017
	2020-2022 EPS	1,268	2,536

Other Executive Compensation Program Considerations

Stock Ownership and Holding Guidelines

Our stock ownership and holding guidelines specify the levels of stock ownership that each NEO must maintain while employed by us. The following shares count toward the stock ownership guidelines: (a) shares owned outright or in trust and (b) restricted stock or stock units, including shares or units with time-based or performance conditions that have been granted but are unvested.

Each NEO has five years to meet the guidelines from the date that such officer was appointed to his position or within four years of May 2019 for NEOs then-serving when the guidelines were updated in May 2019. Each NEO is required to hold all shares until the guidelines are met, except for sales of shares to pay taxes with respect to the vesting or exercising of equity grants. As of December 31, 2022, each NEO has met the applicable holding requirement based on his position with us.

Named Executive Officer	Holding Requirement
Edward T. Tilly	Six times base salary
Brian N. Schell	Three times base salary
David Howson	Four times base salary
Christopher A. Isaacson	Four times base salary
Patrick Sexton	Three times base salary

Hedging Policy

Our Insider Trading Policy prohibits our executive officers and all employees, except as set forth below, from entering into transactions involving options to purchase or sell our common stock or other derivatives related to our common stock.

In 2022, none of our executive officers had hedges on shares of our common stock.

62	Cboe Global Markets 2023 Proxy Statement

Employees, other than our executive officers, may enter into the following types of security transactions on our common stock through the purchase or sale of exchange-traded options, provided that they otherwise comply with the remainder of our Insider Trading Policy:

      covered calls (i.e., the writing of exchange-traded call options covering a number of shares less than or equal to the total number of unrestricted shares and vested shares owned by the call writer); and

      collars for hedging purposes (i.e., the sale of exchange-traded call options and the purchase of an equivalent number of put options, in each case, covering a number of shares less than or equal to the total number of unrestricted shares and vested shares owned by the holder).

As one of the world’s largest exchange holding companies, offering cutting-edge trading and investment solutions to investors around the world and owning the largest options exchange, we believe options are first and foremost incredibly useful and powerful risk mitigation tools that can help protect an investor’s financial portfolio. From buying puts to hedge the downside risk of owning a stock to writing covered calls to collect income, listed options strategies are protective tools employed by institutions, pension funds, and individual investors. As such, we believe that it is appropriate for our employees, other than our executive officers, to engage in the above mentioned selected hedging transactions, because these strategies help empower our employees to preserve their investment capital and protect their financial future, while continuing to own our common stock and be invested in their workplace;

      employees are required to comply with our Insider Trading Policy and other policies, which may include trade monitoring, receiving certain pre-approvals, and observing blackout periods when purchasing or selling options;

      employees must wait generally one year until a portion of their equity grants vest before they are able to purchase or sell options on the related vested common stock;

      the interests of our employees continue to be aligned with our stockholders through their continued ownership of our common stock and ability to retain their rights to voting and dividends as Cboe stockholders;

      employees are able to collect income on their common stock from the sale of options without having to sell our stock; and

      due to their continued ownership of our common stock, employees continue to be discouraged from excessive risk-taking that could negatively impact our business and stock price over time.

Pledging Policy

Our Insider Trading Policy prohibits our executive officers and all employees from entering into any pledges or margin loans on shares of our common stock. In 2022, none of our executive officers had pledges or margin loans on shares of our common stock.

Clawbacks

We maintain a clawback policy covering cash incentive payments and long-term incentives. The policy provides that we will attempt to recover incentive amounts paid to executive officers in the event of a restatement of our financial statements due to any material noncompliance with any financial reporting requirement. The policy has a three-year look-back and applies to both current and former executives, regardless of such executive’s involvement in the noncompliance. The equity award agreements contain

Cboe Global Markets 2023 Proxy Statement	63

provisions applying the clawback policy to equity grants. We intend to update our clawback policy to comply with any new BZX listing requirements pertaining to the SEC’s final rule on a mandatory clawback policy.

Employee Benefit Plans, Severance, Change in Control and Employment-Related Agreements

We provide medical, life, and disability insurance coverage to all of our employees, including our NEOs. In addition, for NEOs and certain other employees, we provide participation in the Supplemental Executive Retirement Plan (“SERP”), the Executive Retirement Plan (“ERP”), and the Deferred Compensation Plan for Officers (“DCP”), which are described more fully below under “Summary Compensation—Non-Qualified Deferred Compensation Plans”. We offer this coverage to provide a competitive benefits program, a level of protection for catastrophic events, and income during retirement. The SERP, ERP, and DCP plans are defined contribution plans. We do not provide any defined benefit retirement plans to our executive officers or employees. Effective January 1, 2017, the Company froze the ERP to new executive officers and employees.

In May 2018, the Company’s stockholders approved an Employee Stock Purchase Plan (“ESPP”) under which a total of 750,000 shares of the Company’s common stock is made available for purchase to employees and, starting in September 15, 2022, to our executive officers. The ESPP is a broad-based plan that permits employees to contribute up to 10% of wages and base salary to purchase shares of the Company’s common stock at a discount, subject to applicable annual Internal Revenue Service limitations. Under the ESPP, a participant may not purchase more than a maximum of 312 shares of the Company’s common stock during any single offering period. No participant may accrue options to purchase shares of the Company’s common stock at a rate that exceeds $25,000 in fair market value of the Company’s common stock (determined at the time such options are granted) for each calendar year in which such rights are outstanding at any time. The exercise price per share of common stock shall be 85% of the lesser of the fair market value of the stock on the first day of the applicable offering period or the applicable exercise date.

As of December 31, 2022, we had an employment agreement with Mr. Tilly and an Executive Severance Plan for other executive officers to encourage retention, maintain a consistent management team to effectively run our operations, assist with separation proceedings, and allow executives to focus on our strategic business priorities. The employment agreement with Mr. Tilly and the Executive Severance Plan contain severance and change in control provisions and are described more fully below under “Severance, Change in Control and Employment-Related Agreements”. Any payments under the employment agreement and the Executive Severance Plan upon a change in control will only occur if the NEO’s employment is terminated without cause or he or she resigns for good reason during a set period following the change in control, known as a double trigger provision.

64	Cboe Global Markets 2023 Proxy Statement

Tax and Accounting Considerations

The Compensation Committee considers the tax and accounting implications of compensation to us and the tax implications to our NEOs. However, changes in tax laws or their interpretation and other outside factors may affect the deductibility of certain compensation payments. The Compensation Committee reserves the right to pay compensation that is not deductible for tax purposes when, in its judgment, such compensation is appropriate.

Compensation Committee Report

The Compensation Committee consists of Mr. Fitzpatrick, Chair, Ms. Froetscher, Mr. Parisi, and Mr. Tomczyk, each of whom the Board has determined is independent under BZX listing rules and our Corporate Governance Guidelines. The Compensation Committee has duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on our Investor Relations page at http://ir.Cboe.com.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the foregoing section entitled “Compensation Discussion and Analysis”. Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

Compensation Committee

Edward J. Fitzpatrick, Chair

Janet P. Froetscher

James E. Parisi

Fredric J. Tomczyk

Risk Assessment

We believe that any potential risks arising from our employee compensation policies and practices are not likely to have a material adverse effect on us. With assistance from Meridian, the Compensation Committee reviewed and discussed a risk assessment of our compensation policies and practices for all employees for 2022, including non-executive officers, in its oversight capacity.

The Compensation Committee and management considered a number of factors, including the following factors, when reviewing potential risk from our employee compensation policies and practices:

      Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

      The variable (“at-risk”) portions of compensation are designed to reward both annual and long-term performance. We believe that this design mitigates any incentive for short-term risk-taking that could be detrimental to the Company’s long-term best interests.

Cboe Global Markets 2023 Proxy Statement	65

      Our senior executives are subject to stock ownership and holding guidelines, which we believe provide incentives for our executives to consider the long-term interests of the Company and our stockholders and discourage excessive risk-taking that could negatively impact our stock price over time.

      We include clawback provisions in our executives’ cash incentive and equity incentive awards as a mechanism to recover compensation in the event of financial reporting wrongdoing.

      We utilize an independent compensation consultant to provide the Compensation Committee with advice on best practices and the risks associated with various compensation policies.

66	Cboe Global Markets 2023 Proxy Statement

SUMMARY COMPENSATION

2022 Summary Compensation Table

The table below sets forth, for the years indicated below, the compensation earned by our NEOs.

				Non-Equity
			Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Awards(1)	Compensation(2)	Compensation(3)	Total
Edward T. Tilly	2022	$1,265,000	$6,193,018	$3,423,090	$1,034,139	$11,915,247
Chairman and	2021	$1,265,000	$5,348,882	$3,179,926	$852,750	$10,646,558
Chief Executive Officer	2020	$1,265,000	$4,700,084	$2,413,017	$684,310	$9,062,411
Brian N. Schell	2022	$525,000	$2,681,830	$1,294,375	$151,135	$4,652,340
Executive Vice President,	2021	$525,000	$1,702,739	$1,091,607	$128,500	$3,447,846
Chief Financial Officer and Treasurer	2020	$525,000	$1,500,313	$870,136	$101,763	$2,997,212
David Howson	2022	$601,000	$2,724,861	$1,281,720	$179,156	$4,786,737
Executive Vice President,	2021	$567,000	$1,459,587	$1,055,025	$675	$3,082,287
Global President (4)	2020	$575,400	$650,090	$784,055	$—	$2,009,545
Christopher A. Isaacson	2022	$650,000	$2,354,538	$1,613,625	$191,253	$4,809,416
Executive Vice President	2021	$650,000	$2,027,030	$1,485,413	$142,567	$4,305,010
and Chief Operating Officer	2020	$650,000	$1,750,016	$1,126,832	$137,366	$3,664,214
Patrick Sexton	2022	$415,000	$806,155	$861,540	$55,256	$2,137,951
Executive Vice President,	2021	$415,000	$729,837	$720,473	$54,006	$1,919,316
General Counsel and Corporate Secretary
(1)	The amounts in the stock award column for 2022 include the grant date aggregate fair value of the awards of RSUs and PSUs granted in 2022, as computed in accordance with stock-based compensation accounting rules (Financial Standards Accounting Board ASC Topic 718). The award date value of PSUs is based upon the probable outcome of the performance conditions and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date, excluding the effect of estimated forfeitures. For purposes of the SCT, we have assumed that the probable outcome of the PSUs-EPS performance conditions would result in the awards vesting at approximately target and the best estimate available for the aggregate compensation cost to be recognized over the service period as of the grant date would reflect the value of each PSU-EPS at the Company’s stock price on the grant date and each PSU-TSR computed in accordance with the Monte Carlo valuation model. There can be no assurance that these values will ever be realized. Assumptions used in the calculation of these amounts are included in the footnotes to our 2022 consolidated financial statements, which are included in our Annual Report on Form 10‑K for the year ended December 31, 2022 filed with the SEC. The grant date fair value of the PSUs awarded to each NEO, assuming the highest level of performance conditions will be achieved is $5,648,104 for Mr. Tilly, $3,175,726 for Mr. Schell, $2,488,281 for Mr. Howson, $2,375,498 for Mr. Isaacson, and $735,319 for Mr. Sexton.
(2)	The amounts shown reflect awards to the NEOs under our annual incentive plan. Annual incentive payments for services performed in 2020, 2021, and 2022 by NEOs were paid in early 2021, 2022, and 2023, respectively.
(3)	The amounts shown represent benefits that were, from time to time, made available to our executives, including retirement plan contributions. For more information on the amounts shown in this column for 2022, please see the following “2022 All Other Compensation Detail Table”.

Cboe Global Markets 2023 Proxy Statement	67

(4)	Prior to May 12, 2022, Mr. Howson’s cash compensation was established and paid in British pounds. The amounts from January through the middle of May reported were converted on a monthly basis to U.S. dollars using rates of £1.00 to $1.32, $1.36, $1.36, $1.32, and $1.30, which were the exchange rates as of January 31, 2022, February 28, 2022, March 31, 2022, April 30, 2022, and May 12, 2022, respectively. From May 12, 2022 to August 1, 2022, Mr. Howson’s cash compensation was established in U.S. dollars and then paid in British pounds. These amounts were not converted back to U.S. dollars. After August 1, 2022, Mr. Howson’s cash compensation was established in U.S. dollars and then paid in U.S. dollars. The 2021 amounts reported were converted to U.S. dollars using a rate of £1.00 to $1.35, which was the exchange rate as of December 31, 2021. The 2020 amounts reported were converted to U.S. dollars using a rate of £1.00 to $1.37, which was the exchange rate as of December 31, 2020.

2022 All Other Compensation Detail Table

	Qualified Defined	Non-Qualified Defined		Matching Gift
Name	Contributions(1)	Contributions(2)	Insurance(3)	Program (4)	Other
Edward T. Tilly	$24,400	$997,933	$1,806	$10,000	$0
Brian N. Schell	$24,400	$104,929	$1,806	$20,000	$0
David Howson (5)	$20,833	$—	$263	$2,029	$155,851
Christopher A. Isaacson	$24,400	$146,433	$420	$20,000	$0
Patrick Sexton	$24,400	$29,050	$1,806	$0	$0
(1)	The amounts shown are matching contributions to our qualified 401(k) plan, the Cboe Global Markets SMART Plan (“SMART Plan”), on behalf of each of the officers listed. In 2022, we matched 200% of employee contributions up to 4% of the employee’s compensation, subject to statutory limitations.
(2)	The amounts shown are our contributions to the applicable non-qualified defined contribution plans on behalf of each NEO, including contributions, as applicable, made to the SERP and the ERP. We matched 200% of such employee’s contributions. These plans are described more fully below under “Non-Qualified Defined Contribution Plans”.
(3)	Represents the amount attributable to taxable life insurance in excess of $50,000.
(4)	Amounts represent those provided (i) through our Matching Gift Program that is available to full-time employees and (ii) by matching PAC contributions with eligible gifts that is available to eligible full-time employees. During 2022, we matched eligible gifts from a minimum of $50 to an aggregate maximum gift of $15,000 per eligible employee, per calendar year. In addition, in 2022, we matched at a rate of 1.5x eligible gifts from a minimum of $50 to $10,000 per employee, per calendar year to organizations, among others, that (i) support social justice and/or improve the lives of those in Black, Asian American Pacific Islander, and LGBTQ+ communities, (ii) provide services for the Ukrainian war relief efforts, (iii) promote advocacy and help fight domestic violence, or (iv) are related to breast cancer. Amounts shown only represent matching gifts made to qualified non-profit organizations on behalf of the NEOs and do not represent total charitable contributions made by them during the year. In 2022, we matched PAC contributions with eligible gifts from a minimum of $50 to an aggregate of $5,000 per eligible employee, per calendar year.

68	Cboe Global Markets 2023 Proxy Statement

(5)	The amount reported in the other column includes the reimbursement of $155,851, which is the grossed-up amount for taxes, of relocation assistance benefits, which include, among others, the services of a relocation services company, visa and immigration services, moving expenses, home finding trips, temporary housing, and services for tax liability assistance. The amount reported in the matching gift program column was converted to U.S. dollars using a rate of £1.00 to $1.21, which was the exchange rate as of December 31, 2022.

Cboe Global Markets 2023 Proxy Statement	69

2022 Grants of Plan-Based Awards Table

The 2022 grants of plan-based awards are as follows and are explained in more detail below:

			Estimated Future Payouts			Estimated Future Payouts			All Other Stock Awards: Number	Grant Date Fair Value of
			Under Non-Equity Incentive			Under Equity Incentive			of Shares	Stock and
	Approval	Grant	Plan Awards			Plan Awards			of Stock	Option
	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	(1)	(1)	($)	($)	($)	(#)	(#)	(#)	(#)	($) (2)
Edward T. Tilly	2/10/2022	n/a	$365,269	$2,087,250	$4,174,500	—	—	—	—	—
	2/10/2022	2/19/2022	—	—	—	5,830	11,660	23,320	—	$1,900,580
	2/10/2022	2/19/2022	—	—	—	5,830	11,660	23,320	—	$1,468,507
	2/10/2022	2/19/2022	—	—	—	—	—	—	23,319	$2,823,931
Brian N. Schell	2/9/2022	n/a	$128,625	$735,000	$1,470,000	—	—	—	—	—
	2/9/2022	2/19/2022	—	—	—	1,626	3,252	6,504	—	$530,076
	2/9/2022	2/19/2022	—	—	—	1,626	3,252	6,504	—	$409,570
	2/9/2022	2/19/2022	—	—	—	1,652	3,304	6,608	—	$538,552 (3)
	2/9/2022	2/19/2022	—	—	—	1,652	3,304	6,608	—	$416,119 (3)
	2/9/2022	2/19/2022	—	—	—	—	—	—	6,503	$787,513
David Howson	3/8/2022	n/a	$136,728	$781,300	$1,562,600	—	—	—	—	—
	2/9/2022	2/19/2022	—	—	—	2,065	4,129	8,258	—	$673,027
	2/9/2022	2/19/2022	—	—	—	2,065	4,129	8,258	—	$520,023
	3/8/2022	5/12/2022	—	—	—	570	1,140	2,280	—	$160,740 (4)
	3/8/2022	5/12/2022	—	—	—	570	1,140	2,280	—	$126,930 (4)
	2/9/2022	2/19/2022	—	—	—	—	—	—	8,258	$1,000,044
	3/8/2022	5/12/2022	—	—	—	—	—	—	2,280	$244,097 (5)
Christopher A. Isaacson	2/10/2022	n/a	$170,625	$975,000	$1,950,000	—	—	—	—	—
	2/10/2022	2/19/2022	—	—	—	1,936	3,871	7,742	—	$630,973
	2/10/2022	2/19/2022	—	—	—	1,936	3,871	7,742	—	$487,259
	2/10/2022	2/19/2022	—	—	—	517	1,033	2,066	—	$168,379 (3)
	2/10/2022	2/19/2022	—	—	—	517	1,033	2,066	—	$130,100 (3)
	2/10/2022	2/19/2022	—	—	—	—	—	—	7,742	$937,556
Patrick Sexton	2/9/2022	n/a	$87,150	$498,000	$996,000	—	—	—	—	—
	2/9/2022	2/19/2022	—	—	—	759	1,518	3,036	—	$247,434
	2/9/2022	2/19/2022	—	—	—	759	1,518	3,036	—	$191,183
	2/9/2022	2/19/2022	—	—	—	—	—	—	3,035	$367,539
(1)	The awards with respect to Messrs. Tilly and Isaacson were approved and recommended to the Board of Directors for ratification by the Compensation Committee on February 9, 2022 and were then ratified by the Board of Directors on February 10, 2022. The February awards with respect to Messrs. Schell, Howson, and Sexton were approved by the Compensation Committee on February 9, 2022. The May awards with respect to Mr. Howson were approved and recommended to the Board of Directors for ratification by the Compensation Committee on March 3, 2022 and were then ratified by the Board of Directors on March 8, 2022. The grant date is the date the equity award was actually granted and effective.
(2)	Represents the grant date aggregate fair value of the awards of RSUs and PSUs that were granted in 2022, as computed in accordance with stock-based compensation accounting rules (Financial

70	Cboe Global Markets 2023 Proxy Statement

Standards Accounting Board ASC Topic 718). The award date value of PSUs is based upon the probable outcome of the performance conditions and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date, excluding the effect of estimated forfeitures. For purposes of the Grants of Plan-Based Awards, we have assumed that the probable outcome of the PSUs-EPS performance conditions would result in the awards vesting at approximately target and the best estimate available for the aggregate compensation cost to be recognized over the service period as of the grant date would reflect the value of each PSU-EPS at the Company’s stock price on the grant date and each PSU-TSR computed in accordance with the Monte Carlo valuation model. There can be no assurance that these values will ever be realized. Assumptions used in the calculation of these amounts are included in the footnotes to our 2022 consolidated financial statements, which are included in our Annual Report on Form 10‑K for the year ended December 31, 2022 filed with the SEC.
(3)	These special one-time equity incentive awards were made in PSUs and do not provide for qualified retirement eligibility.
(4)	These promotion related equity incentive awards were made in PSUs.
(5)	These promotion related equity incentive awards were made in RSUs not subject to performance conditions and will vest in three equal annual installments on February 19, 2023, February 19, 2024, and February 19, 2025.

Non-Equity Incentives

A summary of the Company’s annual incentive program is set forth above under the heading, “Compensation Discussion and Analysis — 2022 Elements of Executive Compensation Program — Annual Incentive.”

Equity Incentives

All of the equity incentive awards were granted pursuant to the Second Amended and Restated Long-Term Incentive Plan and, other than the special one-time and promotion related equity incentive awards, were made in the form of RSUs, half of which are subject to performance conditions and also known as PSUs. Except as noted in the table above, the RSU awards that are not subject to performance conditions have a three-year vesting schedule under which one-third of the shares granted will vest each year on the anniversary of the grant date. Dividend equivalent payments are made on these RSUs and PSUs.

Other than the special one-time and promotion related equity incentive awards, half of the PSUs, or 25% of the total RSUs, have a performance condition under which the number of units that will ultimately be awarded will vary from 0% to 200% of the original grant, based on our total stockholder return (calculated as the increase in our stock price over the performance period plus reinvested dividends, divided by the stock price at the beginning of the performance period) relative to the total stockholder returns for the S&P 500 Index during the performance period. The remaining half of the PSUs, or 25% of the total PSUs, have a performance condition under which the number of units that will ultimately be awarded will vary from 0% to 200% of the original grant, based on our cumulative earnings per share during the performance period. Dividend equivalent payments on these RSUs accrue and are paid out in shares upon vesting. The PSUs cliff-vest following the completion of the three-year performance period and are issued following the determination of the achievement of the performance conditions.

For all of the awards, vesting will accelerate upon death, disability, or the occurrence of a qualified termination following a change in control. Vesting will also accelerate upon a qualified retirement,

Cboe Global Markets 2023 Proxy Statement	71

where applicable, except that the PSUs accelerate pro-rata based on the number of days in employment during the performance period and subject to attainment of the applicable performance goals through the full performance period. Under certain scenarios, Mr. Tilly’s employment agreement provides that he will be entitled to full vesting of his PSUs. Mr. Tilly’s employment agreement is described more fully below under “Severance, Change in Control and Employment-Related Agreements”. Qualified retirement eligibility occurs upon attaining 55 years of age and 10 years of service. Unless retirement eligible, unvested portions of the RSUs will be forfeited if the executive officer terminates employment with us prior to the applicable vesting date. The RSUs and PSUs are subject to non-compete, non-solicitation, and confidentiality covenants. Except as noted in the table above, Messrs. Tilly, Schell, and Sexton are entitled to acceleration of vesting in full of RSU awards and full or pro-rata vesting of certain PSU awards, as applicable, because they have satisfied, as of December 31, 2022, the retirement requirements of 55 years of age and 10 years of service.

2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth outstanding equity awards held by each NEO at December 31, 2022 based on the market value of our common stock on December 31, 2022.

72	Cboe Global Markets 2023 Proxy Statement

	Stock Awards
				Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
				Number of Unearned		Market or Payout Value
	Number of Shares or		Market Value of Shares	Shares, Units or Other		of Unearned Shares, Units
	Units of Stock That		or Units of Stock	Rights That Have		or Other Rights That
Name	Have Not Vested (#)		That Have Not Vested	Not Yet Vested (#)		Have Not Yet Vested
Edward T. Tilly	6,353	(1)	$797,111
	18,742	(2)	$2,351,559
	23,319	(3)	$2,925,835
	8,023	(4)	$1,006,646
	20,008	(5)	$2,510,404
				28,114	(6)	$3,527,464
				28,114	(7)	$3,527,464
				23,320	(8)	$2,925,960
				23,320	(9)	$2,925,960
Brian N. Schell	2,028	(1)	$254,453
	5,966	(2)	$748,554
	6,503	(3)	$815,931
	2,562	(4)	$321,454
	6,388	(5)	$801,502
				8,950	(6)	$1,122,957
				8,950	(7)	$1,122,957
				6,504	(8)	$816,057
				6,504	(9)	$816,057
				6,608	(10)	$829,106
				6,608	(11)	$829,106
David Howson	879	(1)	$110,288
	5,114	(2)	$641,654
	8,258	(3)	$1,036,131
	2,280	(12)	$286,072
	1,110	(4)	$139,272
	2,768	(5)	$347,301
				7,672	(6)	$962,606
				7,672	(7)	$962,606
				8,258	(8)	$1,036,131
				8,258	(9)	$1,036,131
				2,280	(13)	$286,072
				2,280	(14)	$286,072
Christopher A. Isaacson	2,366	(1)	$296,862
	7,103	(2)	$891,213
	7,742	(3)	$971,389
	2,988	(4)	$374,904
	7,450	(5)	$934,752
				10,654	(6)	$1,336,757
				10,654	(7)	$1,336,757
				7,742	(8)	$971,389
				7,742	(9)	$971,389
				2,066	(10)	$259,221
				2,066	(11)	$259,221
Patrick Sexton	845	(1)	$106,022
	2,558	(2)	$320,952
	3,035	(3)	$380,801
	1,069	(4)	$134,127
	2,664	(5)	$334,252
				3,836	(6)	$481,303
				3,836	(7)	$481,303
				3,036	(8)	$380,927
				3,036	(9)	$380,927

Cboe Global Markets 2023 Proxy Statement	73

(1)	Grant of RSUs not subject to performance conditions on February 19, 2020. This portion of the RSUs vested on February 19, 2023.
(2)	Grant of RSUs not subject to performance conditions on February 19, 2021. This remaining portion of the RSUs vested one-half on February 19, 2023 and will vest one-half on February 19, 2024.
(3)	Grant of RSUs not subject to performance conditions on February 19, 2022. These RSUs vested one-third on February 19, 2023 and will vest one-third on each of February 19, 2024 and February 19, 2025.
(4)	Grant of PSUs on February 19, 2020 subject to a performance condition of total stockholder return relative to the S&P 500 Index for the period from January 1, 2020 through December 31, 2022. These awards are shown at the actual performance amount and include dividend equivalent payments. These PSUs were issued on February 8, 2023 upon determination of the achievement of the performance conditions. See “Compensation Discussion and Analysis—2022 Elements of Executive Compensation Program—Long-Term Incentive Plan—2020 PSU Grants Vested” for more details.
(5)	Grant of PSUs on February 19, 2020 subject to an earnings per share performance condition for the period from January 1, 2020 through December 31, 2022. These awards are shown at the actual performance amount and include dividend equivalent payments. These PSUs were issued on February 8, 2023 upon determination of the achievement of the performance conditions. See “Compensation Discussion and Analysis—2022 Elements of Executive Compensation Program—Long-Term Incentive Plan—2020 PSU Grants Vested” for more details.
(6)	Grant of PSUs on February 19, 2021 subject to a performance condition of total stockholder return relative to the S&P 500 Index for the period from January 1, 2021 through December 31, 2023. Under Item 402 of Regulation S-K, these awards are shown at the maximum performance amount. These PSUs will be issued on or about February 19, 2024 upon determination of the achievement of the performance conditions.
(7)	Grant of PSUs on February 19, 2021 subject to an earnings per share performance condition for the period from January 1, 2021 through December 31, 2023. Under Item 402 of Regulation S-K, these awards are shown at the maximum performance amount. These PSUs will be issued on or about February 19, 2024 upon determination of the achievement of the performance conditions.
(8)	Grant of PSUs on February 19, 2022 subject to a performance condition of total stockholder return relative to the S&P 500 Index for the period from January 1, 2022 through December 31, 2024. Under Item 402 of Regulation S-K, these awards are shown at the maximum performance amount. These PSUs will be issued on or about February 19, 2025 upon determination of the achievement of the performance conditions.
(9)	Grant of PSUs on February 19, 2022 subject to an earnings per share performance condition for the period from January 1, 2022 through December 31, 2024. Under Item 402 of Regulation S-K, these awards are shown at the maximum performance amount. These PSUs will be issued on or about February 19, 2025 upon determination of the achievement of the performance conditions.
(10)	Grant of PSUs on February 19, 2022 subject to a performance condition of total stockholder return relative to the S&P 500 Index for the period from January 1, 2022 through December 31, 2024. Under Item 402 of Regulation S-K, these awards are shown at the maximum performance amount. These PSUs will be issued on or about February 19, 2025 upon determination of the achievement of the performance conditions. These restricted stock units do not provide for qualified retirement eligibility.

74	Cboe Global Markets 2023 Proxy Statement

(11)	Grant of PSUs on February 19, 2022 subject to an earnings per share performance condition for the period from January 1, 2022 through December 31, 2024. Under Item 402 of Regulation S-K, these awards are shown at the maximum performance amount. These PSUs will be issued on or about February 19, 2025 upon determination of the achievement of the performance conditions. These restricted stock units do not provide for qualified retirement eligibility.
(12)	Grant of RSUs not subject to performance conditions on May 12, 2022. These RSUs vested one-third on February 19, 2023 and will vest one-third on each of February 19, 2024 and February 19, 2025.
(13)	Grant of PSUs on May 12, 2022 subject to an earnings per share performance condition for the period from January 1, 2022 through December 31, 2024. Under Item 402 of Regulation S-K, these awards are shown at the target performance amount. These PSUs will be issued on or about February 19, 2025 upon determination of the achievement of the performance conditions.
(14)	Grant of PSUs on May 12, 2022 subject to a performance condition of total stockholder return relative to the S&P 500 Index for the period from January 1, 2022 through December 31, 2024. Under Item 402 of Regulation S-K, these awards are shown at the target performance amount. These PSUs will be issued on or about February 19, 2025 upon determination of the achievement of the performance conditions.

2022 Stock Vested Table

The following table sets forth the equity awards that vested during 2022.

	Stock Awards
	Number of Shares	Value Realized on
Name	Acquired on Vesting (#)	Vesting
Edward T. Tilly	31,978	$3,820,994
Brian N. Schell	9,926	$1,185,867
David Howson	8,282	$983,984
Christopher A. Isaacson	10,642	$1,270,683
Patrick Sexton	4,298	$442,797

2022 Non-Qualified Deferred Compensation Table

		Executive	Registrant	Aggregate
		Contributions	Contributions	Earnings	Aggregate	Aggregate
		in Last	in Last	in Last	Withdrawals/	Balance at
Name (1)		FY (2)	FY (3)	FY (4)	Distributions	Last FYE
Edward T. Tilly	SERP	$165,597	$331,194	$63,800	$—	$3,868,874
	ERP	$—	$666,739	$(34,491)	$—	$4,051,943
Brian N. Schell	SERP	$52,464	$104,929	$(140,128)	$—	$705,514
David Howson	SERP	$—	$—	$—	$—	$—
Christopher A. Isaacson	SERP	$915,207	$146,433	$(996,949)	$—	$4,743,937
Patrick Sexton	SERP	$36,313	$29,050	$(177,098)	$—	$799,644
(1)	Executive and registrant contributions include contributions during 2022. Messrs. Schell, Howson, Isaacson, and Sexton are not eligible to participate in the ERP. While Mr. Howson was a U.K. based employee, he was not eligible to participate in the SERP nor the ERP. Numbers may not foot due to rounding.

Cboe Global Markets 2023 Proxy Statement	75

(2)	The amount of executive contributions made by each NEO and reported in this column is included in each NEO’s compensation reported in the SCT under the column labeled “Salary”.
(3)	The amount of registrant contributions reported in this column for each NEO is also included in his compensation reported in the SCT under the column labeled “All Other Compensation”.
(4)	Earnings are based upon the investment fund selected by the NEO for each plan.

Non-Qualified Defined Contribution Plans

We do not have a defined benefit retirement plan. We currently have three non-qualified defined contribution plans in which the NEOs may, as applicable, participate: the Supplemental Executive Retirement Plan, the Executive Retirement Plan, and the Deferred Compensation Plan for Officers. The investment options for these plans only include investment options that are available under the qualified plan.

The SERP is designed for employees whose level of compensation exceeds the IRS defined annual compensation limit ($305,000 for 2022). Under the SERP, we match deferral contributions made by the employee under the SERP with respect to compensation in excess of the IRS compensation limit. These contributions mirror those under the 401(k) plan. In 2022, we matched employee contributions up to 4% of the employee’s compensation, subject to statutory limitations. We matched 200% of such contributions. While Mr. Howson was a U.K. based employee, he was not eligible to participate in the SERP.

Mr. Tilly is eligible to participate in the ERP. Our 2022 contribution to the ERP was 6% of each participant’s base salary and annual incentive, and, in the future, we expect to make further contributions consistent with this formula. Effective January 1, 2017, the ERP was frozen to new executive officers and employees. Messrs. Schell, Howson, Isaacson, and Sexton are not eligible to participate in the ERP.

In 2022, Mr. Tilly participated in the age-based component of the ERP. In addition to the contribution to the ERP described in the preceding paragraph, under the age-based component, we contribute to each eligible employee’s account an amount equal to a percentage of the employee’s base salary and cash incentive, based on such employee’s age at the start of the year, as set forth in the table below.

Contribution
Age of Participant	Percentage
Under 45	1%
45 to 49	3%
50 to 54	6%
55 to 59	9%
60 to 64	11%
65 and over	None

All of our contributions to the SERP and ERP vest 20% for each year of continuous service, identical to the qualified plan. All of our participating NEOs are fully vested in the SERP and ERP.

The DCP is designed for employees whose level of compensation exceeds the IRS defined annual compensation limit ($305,000 for 2022). Under the DCP, we do not match deferral contributions made by the employee under the DCP. The contributions mirror those under the 401(k) plan. While Mr. Howson was a U.K. based employee, he was not eligible to participate in the DCP. There are no vesting requirements under the DCP.

76	Cboe Global Markets 2023 Proxy Statement

SEVERANCE, CHANGE IN CONTROL AND EMPLOYMENT-RELATED AGREEMENTS

As of December 31, 2022, we had an employment agreement with Mr. Tilly and the other NEOs are covered by the Executive Severance Plan. The material terms of the agreements and the plan are discussed below.

Mr. Tilly’s Employment Agreement

Under the Employment Agreement, as amended and restated on February 11, 2020 (the “2020 Employment Agreement”), Mr. Tilly serves as our Chairman and CEO. The Employment Agreement expired on December 31, 2022, but was automatically renewed for a one-year term.

On February 9, 2023, Mr. Tilly entered into a new Employment Agreement replacing the 2020 Employment Agreement (the “2023 Employment Agreement” and, together with the 2020 Employment Agreement, the “Employment Agreements”), under which Mr. Tilly will continue to serve as our Chairman and CEO. The 2023 Employment Agreement is scheduled to expire on December 31, 2024, and thereafter will be automatically renewed for successive one-year terms (each, a “Renewal Period”) unless either the Company or Mr. Tilly gives notice not to renew the agreement at least 180 days prior to the expiration of the then current term.

The 2020 Employment Agreement provided and the 2023 Employment Agreement provides for an annual base salary of at least $1,265,000. Mr. Tilly is also eligible to receive cash and equity incentive awards, each in the sole discretion of the Board. Mr. Tilly is entitled to participate in all of our employee benefit and fringe benefit plans that are generally available to similarly situated members of senior management. Pursuant to the Employment Agreements, Mr. Tilly agreed to certain non-compete and non-solicit provisions during the employment term and for two years thereafter, as well as indefinite confidentiality obligations.

Under the Employment Agreements, upon a termination of employment by the Company without cause or by Mr. Tilly for good reason, or if Mr. Tilly’s employment is terminated due to death or disability, Mr. Tilly (or his estate, as applicable) will be entitled to receive the following (collectively, the “Benefits”): (i) accrued but unpaid base salary through the date of termination; (ii) a pro-rated bonus equal to the bonus that Mr. Tilly would have received for the calendar year in which termination occurs, based on target performance, pro-rated for the portion of the calendar year worked; (iii) a lump sum cash severance payment in an amount equal to the sum of (A) two times the annual base salary in effect on the date of termination and (B) two times the target bonus for the year of termination; (iv) a lump sum cash payment in an amount equal to the aggregate amount of all employer contributions Mr. Tilly would have received had his employment continued for a period of two years under the SMART Plan, the SERP and the ERP; and (v) Company-paid premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or an amount equal to Mr. Tilly’s COBRA premiums, sufficient to cover full family health care for a period of 18 months following the termination of employment and, at the end of such period, reimbursement of premiums for six additional months of coverage under a comparable individual health policy.

Mr. Tilly would also receive these Benefits if he is terminated without cause or resigns for good reason within 24 months after a change in control, except that he will be reimbursed for 18 months of individual health coverage following the expiration of his COBRA period, rather than six months.

In addition to the Benefits, under the Employment Agreements, upon a termination of employment by the Company without cause or by Mr. Tilly for good reason, Mr. Tilly (or his estate, as applicable) will be

Cboe Global Markets 2023 Proxy Statement	77

also entitled to receive full vesting of outstanding PSUs based on the level of actual performance achieved.

The 2020 Employment Agreement provided that upon a voluntary termination of employment by Mr. Tilly without good reason, Mr. Tilly (or his estate, as applicable) was entitled to receive the following: (i) accrued but unpaid base salary through the date of termination; (ii) if not already paid prior to termination, bonus equal to the bonus that Mr. Tilly would have received for the calendar year prior to which termination occurs, based on actual performance; (iii) if termination was on or after January 1, 2023, full vesting of outstanding PSUs granted prior to January 1, 2023, based on the level of actual performance achieved; and (iv) if termination was after the completion of a Renewal Period, full vesting of outstanding PSUs granted during such Renewal Period, based on the level of actual applicable performance achieved.

The 2023 Employment Agreement provides that upon a voluntary termination of employment by Mr. Tilly without good reason, Mr. Tilly (or his estate, as applicable) will be entitled to receive the following: (i) accrued but unpaid base salary through the date of termination; (ii) if not already paid prior to termination, bonus equal to the bonus that Mr. Tilly would have received for the calendar year prior to which termination occurs, based on actual performance; (iii) if termination is on or after December 31, 2023, full vesting of outstanding PSUs granted in 2023, (iv) if termination is on or after December 31, 2024, full vesting of outstanding PSUs granted in 2024, based on the level of actual performance achieved; and (v) if termination is on or following the last day of a Renewal Period, full vesting of outstanding PSUs granted during such Renewal Period, based on the level of actual applicable performance achieved.

Executive Severance Plan

Except as disclosed herein, the other NEOs do not have employment agreements; however, the Compensation Committee believes it is appropriate to provide an Executive Severance Plan to encourage retention, maintain a consistent management team to effectively run our operations, and allow executives to focus on our strategic business priorities. The Chief Executive Officer of the Company determines from time to time the executive vice president (“EVP”) and senior vice president (“SVP”) participants in the plan. On November 16, 2022, in connection with the previously announced appointment of Mr. Howson to Global President of the Company and his relocation to the U.S. from the U.K., Mr. Howson and the Company agreed to cancel and terminate his U.K. executive employment agreement (the “U.K. Employment Agreement”). As part of the termination of the U.K. Employment Agreement, the Company also agreed to designate Mr. Howson as a participant in the plan. As of December 31, 2022, the plan participants covered Messrs. Schell, Howson, Isaacson, Sexton, and other officers.

Under the plan, a participant who experiences an involuntary termination (as defined in the plan, which includes termination by us without cause and by the executive for good reason) is entitled to receive the following severance benefits:

      the participant’s accrued salary, unpaid expenses, accrued and unpaid vacation days through the date of termination, and any unpaid bonus earned in any year prior to the year in which the participant’s employment terminates, an amount equal to a pro-rated bonus for the year of employment termination, based on target performance for such year,

      a severance payment in an amount equal to the sum of the participant’s base salary and target annual bonus, and

78	Cboe Global Markets 2023 Proxy Statement

      COBRA premiums for 18 months for EVP participants in the plan and 12 months for SVP and all other participants (other than EVPs) in the plan.

Under the terms of the plan, if the participant’s employment is terminated either by us for cause, or by the participant other than for good reason (each as defined in the plan), we will pay the participant any unpaid bonus and accrued benefits.

If the participant is terminated in connection with a change in control, which includes a termination without cause or a resignation for good reason that occurs within a period beginning six months before a change in control and ending two years after, such participant will receive the following severance benefits:

      the participant’s accrued salary, unpaid expenses, accrued and unpaid vacation days through the date of termination, and any unpaid bonus earned in any year prior to the year in which the participant’s employment terminates, an amount equal to a pro-rated bonus for the year of employment termination, based on target performance for such year,

      a severance payment in an amount equal to two times, with respect to EVP participants in the plan and, one and a half times, with respect to SVP and all other participants (other than EVPs) in the plan, the sum of the participant’s base salary and target annual bonus, and

      COBRA premiums for 24 months for EVP participants in the plan and 18 months for SVP and all other participants (other than EVPs) in the plan.

The plan also provides that we will require any successor to expressly assume and agree to maintain the plan.

Severance Payments

The following table shows the potential additional payment to each officer pursuant to, for Mr. Tilly his employment agreement, and for the other NEOs, the Executive Severance Plan, each discussed above, upon the termination of the executive’s employment by us without cause or by the executive for good reason (including following a change in control), upon the executive’s death or disability, qualified retirement (if eligible), and by the executive without good reason. The amounts shown assume that the termination or event occurred on December 31, 2022. Numbers may not foot due to rounding.

Cboe Global Markets 2023 Proxy Statement	79

			Cash	Stock Vesting
Name		Salary	Incentive(6)	Acceleration(7)	Other(8)	Total
Edward T. Tilly	(1)	$2,530,000	$6,261,750	$22,498,402	$595,016	$31,885,168
	(2)	$2,530,000	$6,261,750	$22,498,402	$892,524	$32,182,676
	(3)	$2,530,000	$6,261,750	$16,044,978	$595,016	$25,431,744
	(4)	$0	$0	$16,233,692	$0	$16,233,692
	(5)	$0	$0	$16,233,692	$0	$16,233,692
Brian N. Schell	(1)	$525,000	$1,470,000	$4,979,667	$47,917	$7,022,584
	(2)	$1,050,000	$2,205,000	$8,478,133	$63,889	$11,797,022
	(3)	$0	$0	$5,710,014	$0	$5,710,014
	(4)	$0	$0	$4,979,667	$0	$4,979,667
	(5)	$0	$0	$4,979,667	$0	$4,979,667
David Howson (9)	(1)	$601,000	$1,562,600	$486,573	$51,683	$2,701,856
	(2)	$1,202,000	$2,343,900	$7,130,335	$68,911	$10,745,146
	(3)	$0	$0	$4,845,526	$0	$4,845,526
	(4)	$0	$0	$0	$0	$0
	(5)	$0	$0	$486,573	$0	$486,573
Christopher A. Isaacson	(1)	$650,000	$1,950,000	$1,309,656	$47,917	$3,957,573
	(2)	$1,300,000	$2,925,000	$8,603,854	$63,889	$12,892,743
	(3)	$0	$0	$6,036,487	$0	$6,036,487
	(4)	$0	$0	$0	$0	$0
	(5)	$0	$0	$1,309,656	$0	$1,309,656
Patrick Sexton	(1)	$415,000	$996,000	$2,170,269	$52,149	$3,633,418
	(2)	$830,000	$1,494,000	$3,000,615	$69,532	$5,394,147
	(3)	$0	$0	$2,138,385	$0	$2,138,385
	(4)	$0	$0	$2,170,269	$0	$2,170,269
	(5)	$0	$0	$2,170,269	$0	$2,170,269
(1)	Represents amounts to be paid in connection with a termination of the executive’s employment by us without cause or by the executive for good reason.
(2)	Represents amounts to be paid in connection with a termination of the executive’s employment by us without cause or by the executive for good reason following a change in control.
(3)	Represents amounts to be paid in connection with death or disability.
(4)	Represents amounts to be paid in connection with a qualified retirement. As of December 31, 2022, Messrs. Howson and Isaacson have not satisfied the retirement requirements of 55 years of age and 10 years of service.
(5)	Represents amounts to be paid in connection with a termination of the executive’s employment by the executive without good reason.
(6)	The amounts shown represent, in the aggregate, any unpaid bonus earned in any year prior to the year in which the executive’s employment terminates, a pro-rated target bonus amount, and a bonus payment in an amount equal to one or two times target bonus, as applicable.
(7)	If a retirement-eligible executive terminates for any reason, other than death or disability or a termination of the executive’s employment by us without cause or by the executive for good reason following a change in control, they are assumed to have taken a retirement. Amounts for Messrs. Tilly, Schell, and Sexton in rows 1, 4, and 5 include acceleration of vesting of certain equity awards, including full or pro-rata vesting of PSU awards, as applicable, because they have satisfied, as of

80	Cboe Global Markets 2023 Proxy Statement

December 31, 2022, the retirement requirements of 55 years of age and 10 years of service. Amounts for Messrs. Tilly, Schell, Howson, Isaacson, and Sexton assume satisfaction of the performance period for the 2020 PSU awards as of December 31, 2022, which were certified and issued subsequent to the end of 2022. The amounts shown are based on the market value of our common stock on December 31, 2022. The amounts that include 2020 PSU awards are shown at actual performance amount and include dividend equivalent payments. The amounts that include 2021 and 2022 PSU awards are shown at the maximum or target, as applicable, performance amounts.
(8)	The amounts shown represent amounts contributed on behalf of our executives under our qualified and non-qualified defined contribution plans in connection with their termination and on behalf of our executives the estimated COBRA costs of 18 months of coverage or 24 months, in the case of a change in control. The reimbursement payable to Mr. Tilly at the end of the COBRA continuation period for an additional 6 months of medical insurance coverage (additional 18 months if termination is within 18 months of a change in control) is included. All of the participating NEOs are fully vested in our qualified and non-qualified defined contribution plans, so there is no acceleration of vesting on these events.
(9)	The salary amounts for Mr. Howson from January through the middle of May reported were converted to U.S. dollars using a rate of £1.00 to $1.21, which was the exchange rate as of December 31, 2022. Prior to May 12, 2022, Mr. Howson’s cash compensation was established and paid in British pounds. From May 12, 2022 to August 1, 2022, Mr. Howson’s cash compensation was established in U.S. dollars and then paid in British pounds. These amounts were not converted back to U.S. dollars. After August 1, 2022, Mr. Howson’s cash compensation was established in U.S. dollars and then paid in U.S. dollars.

Cboe Global Markets 2023 Proxy Statement	81

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees (other than Mr. Tilly, our Chairman and CEO) and the annual total compensation of Mr. Tilly. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2022, the median of the annual total compensation of all employees of the Company (other than our CEO) was $171,349 and the annual total compensation of our CEO was $11,915,247, as reported in the “Total” column of our SCT above. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (excluding our CEO) was 70 to 1.

We identified the median employee by reviewing the annual total compensation of all full-time, part-time, and temporary employees employed by us on November 15, 2022 as reflected in our payroll records. Annual total compensation included salary, commissions, bonus, value of equity grants, and value of benefits received. In making this determination, we used our employee population size of 1,271 employees as of November 15, 2022, which excluded, (i) under the non-U.S. de minimis exception to the pay ratio rule, all of our employees in Canada (approximately 36), Singapore (approximately 6), and Hong Kong (approximately 14), out of a total of 1,431 employees, or 4%, and (ii) under the business acquisition exception, all of our employees acquired as a result of the Cboe Digital, formerly known as Eris Digital Holdings, LLC, (approximately 61) and NEO Exchange (approximately 43) acquisitions in 2022. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for calculating total compensation for each of our NEOs as set forth in the SCT above.

82	Cboe Global Markets 2023 Proxy Statement

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (as determined in accordance with Item 402(v)) to our principal executive officer (“PEO”) and average compensation actually paid to our non-PEO NEOs and certain financial performance of the Company. This information is a reasonable estimate calculated in a manner consistent with Item 402(v) of Regulation S-K and there can be no assurances that some of the amounts reported will ever be realized. For information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

					Value Of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total For PEO (1)	Compensation Actually Paid To PEO (2)	Average Summary Compensation Table Total For Non-PEO NEOs (3)	Average Compensation Actually Paid To Non-PEO NEOs (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (7) (in millions)	Adjusted EBITDA (8) (in millions)
2022	$11,915,247	$14,520,578	$4,096,611	$4,865,964	$109.69	$112.11	$234	$1,136
2021	$10,646,558	$16,085,506	$3,188,615	$4,608,036	$112.12	$142.25	$527	$987
2020	$9,062,411	$4,706,224	$2,600,752	$1,566,348	$78.83	$109.59	$467	$875
(1)

The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Tilly (our Chief Executive Officer and PEO) for each corresponding year in the “Total” column of the SCT. Refer to “Executive Compensation – Summary Compensation – Summary Compensation Table.”

(2)

The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Tilly, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the actual amount of compensation earned by or paid to Mr. Tilly during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Tilly’s total compensation as reported in the SCT for each year to determine Mr. Tilly’s compensation actually paid for that year as computed pursuant to Item 402(v).

Edward T. Tilly	Year
Amount Deducted or Added	2022	2021	2020
Subtract stock and option awards reported in SCT	$-6,193,018	$-5,348,882	$-4,700,084
Add fair value of stock and option awards granted in covered fiscal years, valued at year-end, that are outstanding and unvested as of the end of the covered fiscal years	$6,681,376	$8,067,733	$3,089,476
Add/Subtract stock and option awards granted in prior fiscal years that were unvested at the end of covered fiscal years, the change in fair value from the end of prior fiscal years to end of covered fiscal years	$2,325,770	$2,563,384	$-3,062,317
Add stock and option awards that were granted and vested in the same year, the fair value as of the vesting date (1)	$42,091	$51,826	$130,740
Add/Subtract stock and option awards granted in prior fiscal years that vested during covered fiscal years, the changes in fair value from the end of prior covered fiscal years to vesting dates	$-345,779	$17,833	$125,425
Add dividends paid on unvested shares/units and stock options in the covered fiscal year	$94,891	$87,053	$60,573

Cboe Global Markets 2023 Proxy Statement	83

(1)	The dollar amounts reported in this row include dividend equivalent units awarded from the reinvestment of dividend equivalents on PSUs. The dividend equivalent units are subject to the same terms regarding vesting, forfeiture, and distribution as the applicable PSUs.

(3)	The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Tilly) in the “Total” column of the SCT in each applicable year. The names of each of the NEOs (excluding Mr. Tilly) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Messrs. Schell, Howson, Isaacson, and Sexton; (ii) for 2021, Messrs. Schell, Howson, Isaacson, and Sexton; and (iii) for 2020, Messrs. Schell, Howson, Isaacson, and Bryan Harkins.
(4)	The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Tilly), as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Tilly) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Tilly) for each year to determine the compensation actually paid as computed pursuant to Item 402(v), using the same methodology described above in Note 2. Numbers may not foot due to rounding.

Sd
	Year
Average Amount Deducted or Added	2022	2021	2020
Subtract average stock and option awards reported in SCT	$-2,141,846	$-1,479,798	$-1,137,627
Add average fair value of stock and option awards granted in covered fiscal years, valued at year-end, that are outstanding and unvested as of the end of the covered fiscal years	$2,341,864	$2,231,984	$747,786
Add/Subtract average stock and option awards granted in prior fiscal years that were unvested at the end of covered fiscal years, the change in fair value from the end of prior fiscal years to end of covered fiscal years	$626,640	$629,577	$-589,383
Add average for stock and option awards that were granted and vested in the same year, the fair value as of the vesting date (1)	$7,703	$6,952	$5,442
Add/Subtract average stock and option awards granted in prior fiscal years that vested during covered fiscal years, the changes in fair value from the end of prior covered fiscal years to vesting dates	$-91,526	$6,552	$-76,806
Add average dividends paid on unvested shares/units and stock options in the covered fiscal year	$26,518	$24,153	$16,185
(1)	The dollar amounts reported in this row include dividend equivalent units awarded from the reinvestment of dividend equivalents on PSUs. The dividend equivalent units are subject to the same terms regarding vesting, forfeiture, and distribution as the applicable PSUs.

(5)	The cumulative TSR amounts reported in this column are calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period (here, December 31, 2019).
(6)	The cumulative peer group TSR amounts reported in this column represent the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the customized peer group included in our Annual Report on Form 10-K that includes CME Group Inc., Intercontinental Exchange Inc., and Nasdaq, Inc.

84	Cboe Global Markets 2023 Proxy Statement

(7)	The dollar amounts reported in this column represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)	The dollar amounts reported in this column represent adjusted EBITDA, which is a non-GAAP measure used by the Company and reconciliations to GAAP measures are provided in Appendix A. While the Company uses numerous financial and nonfinancial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s reasonable assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to company performance.

Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for performance philosophy. The most important financial performance measures used by the Company, listed in alphabetical order, to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance were as follows:

Financial Performance Measures
Adjusted EBITDA
Net Revenue
3-Year Adjusted EPS
3-Year Relative TSR Compared to S&P 500

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. Approximately 25% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company short-term incentive compensation program and approximately 60% of the value of total compensation awarded to the NEOs is long-term incentive compensation generally comprised of equity awards, including RSUs and PSUs.

While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year.

Description of Relationship Between Compensation Actually Paid to our NEOs and Each Financial Metric Presented in the Pay versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Tilly and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Tilly) is generally aligned with the Company’s cumulative TSR over the three years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented

Cboe Global Markets 2023 Proxy Statement	85

is because a significant portion of the compensation actually paid to Mr. Tilly and to the other NEOs is comprised of equity awards. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” approximately 60% of the value of total compensation awarded to the NEOs is comprised of equity awards, including RSUs and PSUs.

Compensation Actually Paid and Net Income

As demonstrated by the following table, the amount of compensation actually paid to Mr. Tilly and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Tilly) is generally aligned with the Company’s net income. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is generally correlated with the measures net revenue, adjusted EBITDA, and adjusted EPS, which the Company does use for setting goals in the Company’s short-term incentive compensation program and the PSUs that are awarded to the NEOs. In 2022, net income was negatively impacted due to the impairment of goodwill recognized in the Digital reporting unit. This recognized goodwill impairment charge on the Cboe Digital asset, formerly known as Eris Digital Holdings, LLC, which was acquired in 2022, was adjusted out for purposes of our adjusted EBITDA performance to allow for a more comparable measure of actual performance against our pre-established adjusted EBITDA goal that was based on the 2022 annual budget that was developed prior to, and does not include, the impairment. The Compensation Committee and the Board of Directors applied negative discretion to reduce applicable individual performance payouts due to this recognized goodwill impairment charge, which contributed to lower compensation actually paid with respect to 2022. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” approximately 25% of the

86	Cboe Global Markets 2023 Proxy Statement

value of total compensation awarded to the NEOs consists of amounts determined under the Company short-term incentive compensation program.

Compensation Actually Paid and Adjusted EBITDA

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Tilly and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Tilly) is generally aligned with the Company’s adjusted EBITDA over the three years presented in the table. As described above, the Company has determined that adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance. The Company utilizes adjusted EBITDA when setting goals in the Company’s short-term incentive compensation program. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” approximately 25% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company short-term incentive compensation program and approximately 60% of the value of total compensation awarded to the NEOs is comprised of equity awards, including RSUs and PSUs.

Cboe Global Markets 2023 Proxy Statement	87

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

As demonstrated by the following graph, the Company’s cumulative TSR over the three year period presented in the table was 10%, while the cumulative TSR of the peer group presented for this purpose was 12% over the three years presented in the table. The Company’s cumulative TSR underperformed the peer group in 2020, generally matched the performance of the peer group in 2021, and outperformed the peer group in 2022, representing the Company’s increased financial performance and execution of its growth strategy as compared to the companies comprising the peer group. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

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EQUITY COMPENSATION PLAN INFORMATION

The following is information about our equity compensation plans as of December 31, 2022.

Number of securities
	Number of securities		remaining available for
	to be issued upon		future issuance under
	exercise of	Weighted-average	equity compensation plans
	outstanding options,	exercise price of	(excluding securities
	warrants and	outstanding options,	reflected in column
Plan Category	rights(a)	warrants and rights(b)	(a))(c)
Equity compensation plans approved by security holders	N/A (1)	N/A (1)	3,598,708(2)
Equity compensation plans not approved by security holders	—	—	—
Total	— (1)	— (1)	3,598,708(2)
(1)	The Company has grants of unvested restricted stock and RSUs covering a total of 722,764 shares of our common stock as of December 31, 2022 under the Second Amended and Restated Long-Term Incentive Plan.
(2)	Consists, as of December 31, 2022, of 2,980,903 shares of our common stock available for future issuance under the Second Amended and Restated Long-Term Incentive Plan and 617,805 shares of our common stock available for future issuance under the Employee Stock Purchase Plan.

Cboe Global Markets 2023 Proxy Statement	89

AUDIT MATTERS

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

KPMG, an independent registered public accounting firm, served as our independent registered public accounting firm for the year ended December 31, 2022, and our Audit Committee has again selected KPMG to serve as our independent registered public accounting firm for the 2023 fiscal year. Representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Although stockholder ratification is not required by our Bylaws or otherwise, the Board, as a matter of good corporate governance, is requesting that stockholders ratify the selection of KPMG as our independent registered public accounting firm for the 2023 fiscal year. If stockholders do not ratify KPMG, the Audit Committee will reconsider its appointment.

The ratification of the appointment of KPMG as our independent registered public accounting firm for the 2023 fiscal year requires that a majority of the shares cast on this matter be cast in favor of the proposal. Your broker is permitted to vote your shares of common stock on this matter even when you have not given voting instructions. Abstentions will not be counted as votes cast and therefore will not affect the vote.

The Board and the Audit Committee recommend that stockholders vote FOR ratification of the appointment of KPMG as our independent registered public accounting firm for the 2023 fiscal year.

Independent Registered Public Accounting Firm Fees

KPMG served as our independent registered public accounting firm for the years ended December 31, 2022 and 2021 and is serving in such capacity for the 2023 fiscal year. The following table presents fees billed to us by KPMG in the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees	$4,220,321	$3,187,832
Audit-Related Fees	310,592	244,712
Tax Fees	67,075	42,060
All Other Fees	—	—
Total	$4,597,988	$3,474,604

Audit Fees consist of the aggregate fees billed, or expected to be billed, for professional services rendered by KPMG for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, quarterly reviews of our unaudited condensed consolidated financial statements, and audits of various domestic and international subsidiaries.

Audit-Related Fees consist of the aggregate fees billed, or expected to be billed, for assurance and related services rendered by KPMG, including services rendered in connection with certain regulatory requirements of our subsidiaries.

90	Cboe Global Markets 2023 Proxy Statement

Tax Fees consist of the aggregate fees billed, or expected to be billed, for tax consulting services rendered by KPMG in various jurisdictions in which we operate.

Pre-Approval Policies and Procedures

The Audit Committee of the Board has adopted policies and procedures for the pre-approval of services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Such policies and procedures provide that the Audit Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof).

As permitted under the Sarbanes-Oxley Act of 2002 and its pre-approval policies and procedures, the Audit Committee has delegated certain pre-approval authority to its Chair and a majority of the Audit Committee members, one of which must be the Chair. The Audit Committee member or members to whom such authority is delegated must then report any pre-approval decisions to the Audit Committee at the next scheduled Audit Committee meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements and the performance of the internal audit function. Management is responsible for our internal control over financial reporting and financial reporting process. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting and for issuing reports on these consolidated financial statements and the effectiveness of our internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

      The Audit Committee has reviewed and discussed with management and KPMG the audited consolidated financial statements and the effectiveness of our internal control over financial reporting.

      The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and the SEC.

      The Audit Committee has received the written disclosures and communications from KPMG required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence and has discussed with KPMG its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements and our assertions related to the effectiveness of our internal control over financial reporting, along with KPMG’s audit opinions thereon, be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Cboe Global Markets 2023 Proxy Statement	91

We selected KPMG as our independent registered public accounting firm for fiscal year 2023. The Board is recommending that stockholders ratify that selection at the Annual Meeting. See “Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm” for more information.

Audit Committee

James E. Parisi, Chair

William M. Farrow, III

Alexander J. Matturri, Jr.

Jennifer J. McPeek

92	Cboe Global Markets 2023 Proxy Statement

OTHER ITEMS

BENEFICIAL OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table lists the shares of our common stock that were beneficially owned as of March 16, 2023, or as of the date otherwise indicated below, and the percentage of our common stock beneficially owned, based on 105,542,307 shares outstanding on March 16, 2023, by each of:

      our directors and nominees,

      our NEOs,

      our directors and nominees, NEOs, and other executive officers as a group, and beneficial owners of more than 5% of our common stock.

	Number of	Percent of
	Shares of	Voting
Name	Common Stock(1)	Common Stock
Edward T. Tilly (2)	245,303	*
Brian N. Schell (3)	23,861	*
David Howson	25,168	*
Christopher A. Isaacson	64,887	*
Patrick Sexton (4)	26,021	*
William M. Farrow, III	9,316	*
Edward J. Fitzpatrick	13,979	*
Ivan K. Fong	4,022	*
Janet P. Froetscher	11,611	*
Jill R. Goodman	16,764	*
Alexander J. Matturri, Jr.	3,372	*
Jennifer J. McPeek	4,949	*
Roderick A. Palmore	24,311	*
James E. Parisi	6,550	*
Joseph P. Ratterman (5)	39,063	*
Eugene S. Sunshine (6)	24,611	*
Fredric J. Tomczyk	12,376	*
All serving directors, nominees, NEOs and other executive officers as a group (19 persons) (7)	583,746	*
The Vanguard Group (8)	12,744,399	12.1%
BlackRock, Inc. (9)	11,016,804	10.4%
*	Less than 1%.

Cboe Global Markets 2023 Proxy Statement	93

(1)	Amounts include 1,448 shares of unvested restricted common stock granted to each non-employee director pursuant to the Second Amended and Restated Long-Term Incentive Plan. The number of shares of unvested restricted common stock held by all directors as a group is 17,376. Except as described below, the RSUs and PSUs granted to our executives, which do not entitle the holder to voting rights and are described in the “Executive Compensation—Summary Compensation” section of this proxy statement, are not included in this table. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. As such, amounts also include shares of common stock that the NEOs and the other executive officers who are not NEOs have or will have the right to acquire pursuant to RSUs and PSUs that will become vested within 60 days following March 16, 2023.
(2)	Amount includes 51,320 shares of common stock that Mr. Tilly has the right to acquire and be issued within 60 days following March 16, 2023 upon the acceleration of vesting of certain RSUs in connection with a qualified retirement.
(3)	Amount includes 14,284 shares of common stock that Mr. Schell has the right to acquire and be issued within 60 days following March 16, 2023 upon the acceleration of vesting of certain RSUs in connection with a qualified retirement.
(4)	Amount includes 6,229 shares of common stock that Mr. Sexton has the right to acquire and be issued within 60 days following March 16, 2023 upon the acceleration of vesting of certain RSUs in connection with a qualified retirement.
(5)	Consists of 1,448 shares of common stock held of record by Mr. Ratterman and 37,615 shares of common stock held of record by the Joseph P. and Sandra M. Ratterman Trust. Joseph P. Ratterman and Sandra M. Ratterman, as Trustees of the Joseph P. and Sandra M. Ratterman Trust dated September 15, 2008, or their Successors in Trust, may be deemed to share voting power and dispositive power over the shares held by the Trust.
(6)	Mr. Sunshine is not standing for reelection as a director at the Annual Meeting.
(7)	Amount includes 484 shares of common stock that other executive officers have the right to acquire and be issued within 60 days following March 16, 2023 upon the vesting of RSUs.
(8)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2023. The Schedule 13G/A reports that, as of December 31, 2022, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, has sole dispositive power with respect to 12,311,160 shares of common stock. In addition, The Vanguard Group has shared voting power with respect to 146,850 shares of common stock and shared dispositive power with respect to 433,239 shares of common stock.
(9)	Based on information set forth in a Schedule 13G/A filed with the SEC on January 30, 2023. The Schedule 13G/A reports that, as of December 31, 2022, BlackRock Inc., 55 East 52nd Street New York, NY 10055, has sole voting power with respect to 9,951,498 shares of common stock and sole dispositive power with respect to 11,016,804 shares of common stock.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Audit Committee has responsibility for reviewing and approving all related party transactions. The Committee has adopted a related-party transactions approval policy. Under this policy, transactions between us and any executive officer, director or holder of more than 5% of our common stock, or any

94	Cboe Global Markets 2023 Proxy Statement

immediate family member of such person, must be approved or ratified by the Committee in accordance with the terms of the policy. Except as disclosed below, since January 1, 2022, there were no transactions in which Cboe Global Markets or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an executive officer, a security holder known to own more than 5% of our common stock, or an immediate family member of any of the foregoing had, or will have, a direct or indirect material interest.

Phil Ratterman, the brother of Joe Ratterman, one of our directors, was formerly the Vice President of Software Development at Bats and now serves as an independent contractor, providing software development services to the Company. The Company paid Phil Ratterman approximately $122,000 for such software development services in 2022. The Company believes the amounts paid to Mr. Ratterman are paid at the same rate as are paid to unaffiliated parties.

The Company has long-term business relationships with several providers of market indices and some of those providers may be or may have been affiliated with members of the Board. For example, Mr. Matturri, a member of the Board, is the retired Chief Executive Officer of S&P Dow Jones Indices LLC, and as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company is party to a license with S&P pursuant to which the Company has the exclusive right to offer exchange-listed options contracts in the U.S. on the S&P 500 Index, the S&P 100 Index, and the S&P Select Sector Indices through December 31, 2033, with an exclusive license to trade options on the S&P 500 Index through December 31, 2032. The Company believes that such relationships involved terms no less favorable to the Company than those that it believes would have been obtained in the absence of such affiliation.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by Cboe Global Markets with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, the information contained in the sections of this proxy statement entitled “Report of the Audit Committee” and “Pay Versus Performance” (to the extent permitted by the rules of the SEC) shall not be deemed to be “soliciting material” and will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the “Compensation Committee Report” shall not be deemed to be “soliciting material” and will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, other than Cboe Global Markets’ Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filing.

STOCKHOLDER PROPOSALS

Any stockholder who, in accordance with SEC rules, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must timely submit the proposal to the Corporate Secretary, Cboe Global Markets, Inc., 433 West Van Buren Street, Chicago, Illinois 60607. Stockholder proposals for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders must be received on or before December 2, 2023 and must comply in all other respects with applicable SEC rules.

Our Bylaws allow any stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least 3 years, to nominate and include in our proxy statement for the 2024 Annual Meeting of Stockholders director nominees constituting up to the greater of 2 individuals and 20% of the total number of directors then in office, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our Bylaws. The stockholder(s) must

Cboe Global Markets 2023 Proxy Statement	95

notify the Corporate Secretary of Cboe Global Markets, Inc. in writing and provide the specified information described in our Bylaws concerning the proposed nominee(s). The notice must be delivered to the address set forth in the paragraph above and received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date that we first distributed this proxy statement to stockholders, which is March 31, 2023. As a result, notice of director nominations submitted under these requirements must be received no earlier than the open of business on November 2, 2023 and no later than the close of business on December 2, 2023, unless our annual meeting date occurs more than 30 days before or after May 11, 2024, in which case the stockholder’s notice must be received no earlier than 150 days before such annual meeting and no later than the later of 120 days before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. The requirements for such notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Corporate Secretary at the address set forth above.

Any stockholder who wishes to propose any business or nominate a person for election to the Board to be considered by the stockholders at the 2024 Annual Meeting of Stockholders, which proposal or nomination would not be included in the Company’s proxy statement, must notify the Corporate Secretary of Cboe Global Markets, Inc. in writing and provide the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to or mailed to the address set forth in the paragraph above and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC rules relating to stockholder proposals for inclusion in the proxy materials) must be received no earlier than 5:00 p.m., Eastern time, on January 12, 2024 and no later than 5:00 p.m., Eastern time, on February 11, 2024, unless our annual meeting date occurs more than 30 days before or more than 70 days after May 11, 2024, in which case the stockholder’s notice must be received not later than 5:00 p.m., Eastern time, on the tenth day following the day on which public announcement is first made of the date of the annual meeting. The requirements for such notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Corporate Secretary at the address set forth above.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by applicable SEC rules, including Rule 14a-19, no later than March 12, 2024. However, we note that this date does not supersede any of the requirements or timing described above and set forth in our Bylaws, a copy of which can be obtained upon request directed to the Corporate Secretary at the address set forth above. If a stockholder that has notified the Company of its intention to present a proposal at the 2024 Annual Meeting of Stockholders does not appear or send a qualified representative to present their proposal at the 2024 Annual Meeting of Stockholders, the Company need not present the proposal for a vote at the 2024 Annual Meeting of Stockholders.

96	Cboe Global Markets 2023 Proxy Statement

VOTING INSTRUCTIONS

Why did I receive these proxy materials?

Our Board is asking for your proxy in connection with the Annual Meeting. By giving us your proxy, you authorize the proxyholders (Edward T. Tilly and Patrick Sexton) to vote your shares at the Annual Meeting according to the instructions that you provide. If the Annual Meeting is adjourned or postponed, your proxy will be used to vote your shares when the meeting reconvenes.

Our 2022 Annual Report to Stockholders, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 (excluding exhibits), as filed with the SEC, is being mailed to stockholders with this Proxy Statement.

Who can vote at the Annual Meeting?

You are entitled to vote your shares of our common stock if you were a stockholder at the close of business on March 16, 2023, the record date for the Annual Meeting. On that date, there were 105,524,931 shares of our common stock outstanding and 17,376 unvested restricted shares of our common stock outstanding, which have been granted to our directors and have voting rights at the Annual Meeting. Therefore, there are 105,542,307 shares of voting common stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at the Annual Meeting. Our outstanding common stock is held by approximately 132 stockholders of record as of March 16, 2023. A list of stockholders of record will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal executive offices at 433 West Van Buren Street, Chicago, Illinois, 60607.

Who is and is not a stockholder of record?

If you hold shares of common stock registered in your name at our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), you are a stockholder of record.

If you hold shares of common stock indirectly through a broker, bank, or similar institution, or are an employee or director who holds shares of restricted stock at Fidelity, you are not a stockholder of record, but instead hold in “street name”. Please see the information under the heading “If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?” for important information.

If you are a stockholder of record, Broadridge is sending these proxy materials to you directly. If you hold shares in street name, these materials are being provided to you either by the broker, bank, or similar institution through which you hold your shares.

What do I need to do to attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live audio webcast. The live audio webcast of the Annual Meeting will also be available for listening to the general public, but participation in the Annual Meeting, including voting shares and submitting questions, will be limited to stockholders. You are entitled to participate in the Annual Meeting only if you were a stockholder at the close of business on March 16, 2023, the record date for the Annual Meeting, or if you hold a valid proxy to vote at the Annual Meeting.

If you were a stockholder of record as of the close of business on March 16, 2023, or you hold a valid proxy for the Annual Meeting, you will be able to attend the Annual Meeting via live audio webcast, vote your shares, and submit your questions during the meeting by visiting

Cboe Global Markets 2023 Proxy Statement	97

www.virtualshareholdermeeting.com/CBOE2023. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

If you were not a stockholder of record, but you hold shares in street name and you want to attend the Annual Meeting via live audio webcast, vote your shares, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CBOE2023, you must obtain, from the broker, bank, or other organization that holds your shares, the information required, including a 16-digit control number, and you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

If you are not a stockholder or if you have lost your 16-digit control number, you will be able to listen to the live audio webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/CBOE2023, but you will not be able to vote or submit your questions during the meeting.

The Annual Meeting will begin promptly at 8:00 a.m., Central time. We encourage you to access the meeting prior to the start time. Online access will open at 7:45 a.m., Central time, and you should allow ample time to log in to the meeting live audio webcast and test your computer audio system.

We recommend that you carefully review the procedures needed to gain admission in advance. If you do not comply with the procedures described here for attending the Annual Meeting via live audio webcast, you will not be able to participate online.

Please contact Investor Relations at investorrelations@Cboe.com or (312) 786-7559 in advance of the Annual Meeting if you have questions about attending the Annual Meeting.

If I am unable to attend the live audio webcast of the Annual Meeting, may I listen at a later date?

Yes, an audio replay of the Annual Meeting will be posted and publicly available on the Events and Presentations page of our Investor Relations website at http://ir.Cboe.com. This audio replay will cover the entire Annual Meeting, including each stockholder question addressed during the Annual Meeting.

What if during the check-in period or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting live audio webcast?

During online check-in and continuing through the length of the virtual Annual Meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the live audio webcast. If you encounter any difficulties accessing the Annual Meeting during the check-in or at meeting time, please call (800) 586-1548 (U.S.) or (303) 562-9288 (International).

Why is the Annual Meeting being conducted as a virtual meeting via live audio webcast?

We believe a virtual meeting format for the Annual Meeting may facilitate stockholder attendance, dialogue, and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. We will be able to engage with all stockholders as opposed to just those who can afford to travel to an in-person meeting. The virtual format will also allow stockholders to submit questions and comments during the meeting.

We are utilizing technology from Broadridge, a leading virtual meeting solution. The platform is expected to accommodate most, if not all, stockholders. Both we and Broadridge will test the platform technology before going “live” for the Annual Meeting.

98	Cboe Global Markets 2023 Proxy Statement

How do I submit questions or comments for the Annual Meeting?

Stockholders can submit questions or comments online during the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CBOE2023. We will answer timely submitted questions or comments on a matter to be voted on at the Annual Meeting before voting is closed on the matter. Then, we will address appropriate general questions or comments from stockholders regarding the Company. Questions or comments received during the Annual Meeting will be presented as submitted, uncensored and unedited, except that we may omit certain personal details for data protection issues or we may edit profanity or other inappropriate language. Questions or comments regarding general economic, political, or other views that are not directly related to the business of the meeting, that are of an individual concern to a stockholder or that are not an appropriate subject matter for general discussion, are not pertinent to the meeting and therefore will not be presented. If we receive substantially similar questions, we may group those questions together and provide a single response to avoid repetition.

How do I vote?

You may cast your vote in one of four ways:

      By Internet before the Annual Meeting. The web address for Internet voting is www.proxyvote.com and is also on the enclosed proxy card. Internet voting is available 24 hours a day.

      By Internet during the Annual Meeting. You may vote online during the Annual Meeting (see “What do I need to do to attend the Annual Meeting?”). However, even if you plan to participate in the Annual Meeting via live audio webcast, we recommend that you also vote by Internet as described above so that your votes will be counted if you later decide not to participate in the Annual Meeting.

      By Telephone. The number for telephone voting is 1-800-690-6903 and is also on the enclosed proxy card. Telephone voting is available 24 hours a day.

      By Mail. Mark the enclosed proxy card, sign and date it, and return it in the pre-paid envelope we have provided.

If you choose to vote by Internet before or during the Annual Meeting or by telephone, then you do not need to return the proxy card. To be valid, your vote by Internet before the Annual Meeting or telephone must be received by 11:59 p.m., Eastern time, on May 10, 2023 for shares held directly, the deadline specified on the proxy card. If you vote by Internet before the Annual Meeting or telephone and subsequently obtain a legal proxy from your account representative, then your prior vote will be revoked regardless of whether you vote that legal proxy.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to give their voting instructions, and confirm that stockholders’ instructions have been recorded properly. Stockholders voting by Internet or telephone should understand that, while we do not charge any fees for voting by Internet or telephone, there may nevertheless be costs that must be borne by you.

May I change my vote?

If you are a stockholder of record, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

Cboe Global Markets 2023 Proxy Statement	99

      submitting a new proxy by telephone or through the Internet, after the date of the earlier voted proxy,

      returning a signed proxy card dated later than your last proxy,

      submitting a written revocation to the Corporate Secretary of Cboe Global Markets, Inc. at 433 West Van Buren Street, Chicago, Illinois 60607, or

      voting online during the Annual Meeting.

If you are a stockholder of record and need a new proxy card, to change your vote or otherwise, please contact the Corporate Secretary at the address above or via email at CorporateSecretary@Cboe.com.

If your bank, broker, or other nominee holds your shares in “street name,” you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker, or nominee.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.

If you sign, date, and return your proxy card but do not give voting instructions, your shares of common stock will be voted as follows:

      FOR the election of each of our director nominees,

      FOR the advisory vote to approve the compensation paid to our executive officers,

      FOR every 1 year for the advisory vote to approve the frequency of an advisory vote on the compensation paid to our executive officers,

      FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for our 2023 fiscal year, and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

In addition, if you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, and any other matters are properly presented at the Annual Meeting, your shares of common stock will be voted in accordance with the judgment of the persons voting the proxy on such matters. We are not aware of any other matters that will be considered at the Annual Meeting.

If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?

Under the rules of various securities exchanges, brokers that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the proposal regarding the ratification of the appointment of KPMG as our independent registered public accounting firm for our 2023 fiscal year, because the rules of the exchanges currently deem this a “discretionary” matter. Absent instruction, brokers will not be able to vote on any of the other matters included in this Proxy Statement. If brokers exercise their discretion in voting on the proposal regarding the ratification of KPMG, a “broker non-vote” will occur as to the other matters presented for a vote at the Annual Meeting, unless you provide voting instructions.

100	Cboe Global Markets 2023 Proxy Statement

What vote is required for adoption or approval of each matter?

Election of Directors. You may vote FOR or AGAINST each of the director nominees or you may ABSTAIN. Each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. Each nominee has tendered his or her resignation, contingent on failing to receive a majority of the votes cast in this election and acceptance by the Board. In the event any director fails to receive a majority of votes cast, the Nominating and Governance Committee will consider and make a recommendation to the Board as to whether to accept the resignation.

Advisory Vote to Approve Executive Compensation. You may vote FOR or AGAINST the advisory proposal to approve our executive compensation or you may ABSTAIN. A majority of the shares of common stock cast must be voted FOR approval of the advisory proposal for it to pass. Votes cast FOR or AGAINST with respect to the proposal will be counted as shares cast on the proposal.

Advisory Vote to Approve the Frequency of Executive Compensation Vote. You may vote for a 1, 2, or 3 year interval between advisory votes on executive compensation or you may ABSTAIN. The option between 1, 2, and 3 years that receives a plurality of the votes cast will be deemed to have passed.

Ratification of the Appointment of our Independent Registered Public Accounting Firm. You may vote FOR or AGAINST the ratification of the appointment of our independent registered public accounting firm or you may ABSTAIN. A majority of the shares of common stock cast must be voted FOR ratification for it to pass. Votes cast FOR or AGAINST with respect to this matter will be counted as shares cast on the matter.

Abstentions and Broker Non-Votes. Abstentions and broker non-votes will not be considered a vote cast either for or against any of the matters being presented in this proxy statement and will not impact the voting results. If you do not provide your broker with voting instructions, the broker cannot vote your shares on any matter other than the ratification of the appointment of our independent registered public accounting firm. A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. In the case of a discretionary matter (i.e., the ratification of the appointment of our independent registered public accounting firm), your broker is permitted to vote your shares of common stock even when you have not given voting instructions (as described above under “If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?”).

How many votes are required to transact business at the Annual Meeting?

A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of our common stock as of March 16, 2023, present or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.

What happens if the meeting is postponed or adjourned or encounters technical difficulties?

Your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will be able to change or revoke your proxy until it is voted. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investor Relations website, including information on when the meeting will be reconvened.

Cboe Global Markets 2023 Proxy Statement	101

How do I obtain more information about Cboe Global Markets, Inc.?

A copy of our 2022 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, is enclosed with this Proxy Statement. The 2022 Annual Report, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics ,and the charters for our Audit, Compensation, and Nominating and Governance Committees are available on our website at http://ir.Cboe.com. In addition, we intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or any waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions on our website at http://ir.Cboe.com.

These documents may also be obtained, free of charge, by writing to: Cboe Global Markets, Inc., 433 West Van Buren Street, Chicago, Illinois 60607, Attn: Investor Relations; or by sending an e-mail to: investorrelations@Cboe.com.

These documents, as well as other information about us, are also available on our website at http://ir.Cboe.com.

Information on our website does not form a part of this Proxy Statement.

How do I sign up for electronic delivery of proxy materials?

This Proxy Statement and our 2022 Annual Report to Stockholders are available on our website at http://ir.Cboe.com. If you would like to help reduce our costs of printing and mailing future materials, you can consent to access these documents in the future over the Internet rather than receiving printed copies in the mail.

If you are a stockholder of record, you may sign up for this service by contacting our transfer agent in writing at Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or calling (866) 301-8223. If you hold shares of common stock in “street name,” you can contact your account representative at the broker, bank, or similar institution through which you hold your shares for information regarding electronic delivery of future materials. Your consent to electronic delivery will remain in effect until you revoke it.

Who pays the expenses of this proxy solicitation?

The Company will pay the expenses of the preparation of our proxy materials and the solicitation of proxies by the Company for the Annual Meeting. Certain of our directors, officers or employees may make solicitations in person, telephonically, electronically, or by other means of communication. We have also engaged Morrow Sodali LLC to assist in the solicitation and distribution of proxies. Our directors, officers, and employees will receive no additional compensation for any such solicitation, and we will pay Morrow Sodali LLC a fee of $8,500 for its services, as well as reimbursements for certain expenses. We will request that banks, brokerage houses, and other custodians, nominees, and fiduciaries forward all of our solicitation materials to the beneficial owners of the shares that they hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to customers.

If you have any questions about the Annual Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact Morrow Sodali LLC at 333 Ludlow St, 5th Floor, Stamford, Connecticut 06902. Banks and brokerage firms may call (203) 658-9400 and stockholders may call toll-free at (800) 662-5200.

102	Cboe Global Markets 2023 Proxy Statement

Who will count the vote?

The Company has engaged Broadridge to serve as the inspector of elections for the Annual Meeting. As inspector of elections, Broadridge will tabulate the voting results.

What does it mean if I get more than one proxy or voting instruction card?

If your shares are registered in more than one name or in more than one account, you will receive more than one card. This may occur if you hold common stock in multiple accounts, such as with different brokers in street name and as the record holder with Broadridge. Please complete and return all of the proxy or voting instruction cards that you receive (or vote by telephone or through the Internet all of the shares on all of the proxy or voting instruction cards received) to ensure that all of your shares are voted.

Cboe Global Markets 2023 Proxy Statement	103

APPENDIX A—RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

In addition to disclosing results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), Cboe Global Markets, Inc. has disclosed certain non-GAAP measures of operating performance in this Proxy Statement. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this Proxy Statement are adjusted EBITDA and 3-year adjusted EPS. Management believes that the non-GAAP financial measures presented in this Proxy Statement provide the appropriate means to determine compensation payouts under our annual incentive plan. The Company also believes that providing a discussion of these metrics provides management and investors an additional perspective on the Company’s financial and operational performance and trends.

Twelve Months Ended
(in millions)	December 31, 2022
Reconciliation of Net Income Allocated to Common Stockholders to EBITDA and Adjusted EBITDA
Net income allocated to common stockholders	$234.1
Interest	56.4
Income tax provision	197.9
Depreciation and amortization	166.8
EBITDA	$655.2

Non-GAAP adjustments not included in above line items
Acquisition-related expenses	19.9
Investment establishment costs	3.0
Gain on investment	(7.5)
Loan forgiveness	(1.3)
Change in contingent consideration	(5.2)
Goodwill impairment	460.9
Impairment of investment	10.6
Other adjustment	0.7
Adjusted EBITDA	$1,136.3

104	Cboe Global Markets 2023 Proxy Statement

Twelve Months Ended
(in millions)	December 31, 2021
Reconciliation of Net Income Allocated to Common Stockholders to EBITDA and Adjusted EBITDA
Net income allocated to common stockholders	$527.3
Interest	47.4
Income tax provision	227.1
Depreciation and amortization	167.4
EBITDA	$969.2

Non-GAAP adjustments not included in above line items
Acquisition-related expenses	15.6
Impairment of investment	5.0
Change in contingent consideration	(2.7)
Adjusted EBITDA	$987.1

Twelve Months Ended
(in millions)	December 31, 2020
Reconciliation of Net Income Allocated to Common Stockholders to EBITDA and Adjusted EBITDA
Net income allocated to common stockholders	$467.0
Interest	37.6
Income tax provision	192.2
Depreciation and amortization	158.5
EBITDA	$855.3

Non-GAAP adjustments not included in above line items
Acquisition-related expenses	45.2
Provision for notes receivable	6.7
Bargain purchase gain (1)	(32.6)
Adjusted EBITDA	$874.6
(1)	This amount represents the bargain purchase gain related to the acquisition of Cboe Clear Europe on July 1, 2020.

Cboe Global Markets 2023 Proxy Statement	105

Thirty Six Months Ended
(in millions, except per share amounts)	December 31, 2022
Reconciliation of 3-Year Net Income Allocated to Common Stockholders to Non-GAAP
Net income allocated to common stockholders	$1,228.4
Non-GAAP adjustments
Acquisition-related expenses (1)	80.7
Provision for notes receivable (2)	6.7
Bargain purchase gain (3)	(32.6)
Amortization of acquired intangible assets (4)	375.6
Impairment of investments	15.6
Change in contingent consideration	(7.9)
Investment establishment costs	3.0
Gain on investment	(7.5)
Loan forgiveness	(1.3)
Goodwill impairment	460.9
Total Non-GAAP adjustments	893.2
Income tax expense related to the items above	(213.5)
Tax provision re-measurements	16.7
Tax reserves	43.1
Net income allocated to participating securities - effect on reconciling items	(2.8)
Adjusted 3-year net income allocated to common stockholders	$1,965.1

Reconciliation of 3-Year Diluted EPS to Non-GAAP
Diluted earnings per common share	$11.38
Per share impact of non-GAAP adjustments noted above	6.87
3-year Adjusted diluted earnings per common share	$18.25
(1)	This amount includes professional fees and outside services, severance, facilities expenses, impairment charges and other costs related to the company’s acquisitions.
(2)	This amount represents the provision for notes receivable, recorded in other expenses on the consolidated statements of income, associated with the funding for the development of the consolidated audit trail (“CAT”).
(3)	This amount represents the bargain purchase gain related to the acquisition of Cboe Clear Europe on July 1, 2020.
(4)	This amount represents the amortization of acquired intangible assets related to the Company’s acquisitions.

106	Cboe Global Markets 2023 Proxy Statement

Cboe®

CBOE GLOBAL MARKETS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 10, 2023 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 10, 2023 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98715-P87128

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CBOE GLOBAL MARKETS, INC.

The Board of Directors recommends you vote FOR all the nominees listed and FOR proposals 2 and 4, and FOR EVERY 1 YEAR on proposal 3.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Edward T. Tilly	☐	☐	☐
1b. William M. Farrow, III	☐	☐	☐
1c. Edward J. Fitzpatrick	☐	☐	☐
1d. Ivan K. Fong	☐	☐	☐
1e. Janet P. Froetscher	☐	☐	☐
1f. Jill R. Goodman	☐	☐	☐
1g. Alexander J. Matturri, Jr.	☐	☐	☐
1h. Jennifer J. McPeek	☐	☐	☐
1i. Roderick A. Palmore	☐	☐	☐
1j. James E. Parisi	☐	☐	☐
1k. Joseph P. Ratterman	☐	☐	☐
1l. Fredric J. Tomczyk	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Approve, in a non-binding resolution, the frequency that we will hold a non-binding vote on the compensation paid to our executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Cboe Global Markets 2023 Proxy Statement	107

2023 Annual Meeting of Cboe Global Markets, Inc. Stockholders
Thursday, May 11, 2023, 8:00 a.m. CT
Live webcast at www.virtualshareholdermeeting.com/CBOE2023
Please see your proxy statement for instructions
should you wish to attend the virtual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at https://ir.cboe.com/annual-meeting-and-proxy-materials.

D98716-P87128

CBOE GLOBAL MARKETS, INC.
Notice of 2023 Annual Meeting of Stockholders
May 11, 2023 8:00 a.m. CT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Edward T. Tilly and Patrick Sexton, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cboe Global Markets, Inc. Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2023 Annual Meeting of Stockholders of the company to be held on May 11, 2023 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR proposals 2 and 4, and FOR EVERY 1 YEAR on proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side

108	Cboe Global Markets 2023 Proxy Statement